UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 21, 2004

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 -              Completion of Acquisition or Disposition of Assets

On May 21, 2004, Clayton Williams Energy, Inc. (the “Company”) consummated the acquisition of Southwest Royalties, Inc. (“SWR”) pursuant to the Agreement and Plan of Merger by and between the Company and SWR.  A Current Report on Form 8-K was filed on June 3, 2004 to report this transaction and amended pursuant to Form 8-K/A on June 23, 2004.

Item 9.01 -              Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

Audited financial statements of Southwest Royalties, Inc. and subsidiary as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, 2002 and 2001 are included herein.

Unaudited financial statements of Southwest Royalties, Inc. and subsidiary as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are included herein.

(b)                                 Pro Forma Financial Information

Unaudited pro forma condensed financial statements as of March 31, 2004 and for the year ended December 31, 2003 and for the three months ended March 31, 2004 are included herein.

(c)                                  Exhibits

Exhibit Number	Description

**2.1	Agreement and Plan of Merger among Clayton Williams Energy, Inc., CWEI-SWR, Inc. and Southwest Royalties, Inc., dated May 3, 2004

Note:  All schedules to this Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

**10.1	Amended and Restated Credit Agreement dated as of May 21, 2004 among Clayton Williams Energy, Inc., et al, and Bank One, NA, et al

**10.2	Senior Term Credit Agreement dated as of May 21, 2004 among Clayton Williams Energy, Inc., et al, and Bank One, NA, et al

*23.1	Consent of Independent Registered Public Accounting Firm

**99.1	Press release dated May 24, 2004

  *                         Filed herewith

**                        Previously filed

The information contains certain estimates, predictions, assumptions and other “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: October 14, 2004	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief Operating Officer

Date: October 14, 2004	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

INDEX TO FINANCIAL STATEMENTS

Audited consolidated financial statements of Southwest Royalties, Inc.:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2003 and 2002

Consolidated Statements of Operations for the three years ended December 31, 2003, 2002 and 2001

Consolidated Statements of Stockholders’ Deficit and Other Comprehensive Income for the three years ended December 31, 2003, 2002 and 2001

Consolidated Statements of Cash Flows for the three years ended December 31, 2003, 2002 and 2001

Notes to Consolidated Financial Statements

Unaudited consolidated financial statements of Southwest Royalties, Inc.:

Consolidated Balance Sheet as of March 31, 2004

Consolidated Statements of Operations for the three months ended March 31, 2004 and 2003

Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003

Notes to Consolidated Financial Statements

Pro forma financial information:

Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2004

Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 2004

Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2003

Notes to Unaudited Pro Forma Condensed Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Southwest Royalties, Inc.:

We have audited the accompanying consolidated balance sheets of Southwest Royalties, Inc. and subsidiary (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ deficit and other comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Royalties, Inc. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations in 2003 and the Company changed its method of computing depletion in 2002.  Also, as discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company is in default under certain debt agreements at December 31, 2003, and has a net working capital deficit that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Midland, Texas

March 19, 2004, except as to Note 16,

which is as of May 21, 2004

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$9,580	$9,493
Accounts receivable, net of allowance of $357 and $294, respectively	7,460	6,039
Receivables from related parties	319	851
Other current assets	775	432
Total current assets	18,134	16,815

Oil and gas properties, using the full cost method of accounting
Proved	249,194	234,048
Unproved	1,129	1,015
	250,323	235,063
Less accumulated depletion, depreciation and amortization	156,929	150,185

Oil and gas properties, net	93,394	84,878

Other property and equipment, net	3,639	3,890

Other assets
Deferred debt costs, net of accumulated amortization of $2,013 and $996, respectively	2,849	1,356
Other, net	1,513	1,423
Total other assets	4,362	2,779

Total assets	$119,529	$108,362

The accompanying notes are an integral part of these

consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2003	2002
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$120,557	$6,922
Accounts payable	3,979	3,658
Accounts payable to related parties	913	899
Accrued expenses	3,285	2,954
Derivative financial liability	5,228	1,397
Accrued interest payable	781	584
Total current liabilities	134,743	16,414

Long-term debt, net of current maturities	930	129,946

Asset retirement obligation	7,023	—

Derivative financial liability	6,969	—

Other long-term liabilities	518	520

Common stock warrants with put option	1,643	—

Stockholders’ Deficit
Preferred stock - $1 par value, 5,000,000 shares authorized; none issued and outstanding at December 31, 2003 and December 31, 2002	—	—
Common stock - $.01 par value; 10,000,000 shares authorized; 306,000 shares and 100,000 shares issued and outstanding at December 31, 2003 and 2002	3	1
Class A common stock - $.01 par value, 900,000 shares authorized 900,000 shares issued and outstanding at at December 31, 2003 and 2002	9	9
Additional paid-in capital	43,642	38,269
Accumulated deficit	(75,951)	(76,797)
Total stockholders’ deficit	(32,297)	(38,518)
Total liabilities and stockholders’ deficit	$119,529	$108,362

The accompanying notes are an integral part of these

consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the years ended December 31,
	2003	2002	2001
Operating revenues
Oil and gas	$53,965	$39,507	$50,991
Other	284	314	249
Total operating revenues	54,249	39,821	51,240

Operating expenses
Oil and gas production	16,134	15,143	17,798
General and administrative, net of related party management and administrative fees of $2,467, $2,669 and $2,798, respectively	5,090	5,099	2,821
Stock based compensation	3,740	—	—
Depreciation, depletion and amortization	8,185	7,312	10,249
Accretion of asset retirement obligation	698	—	—
Other	587	600	550
Total operating expenses	34,434	28,154	31,418

Operating income	19,815	11,667	19,822

Other income (expense)
Interest and dividend income	140	258	813
Interest expense	(5,711)	(9,322)	(19,579)
Gain(Loss) from early extinguishment of debt	5,116	(2,132)	—
Loss on derivative instruments	(14,139)	(1,681)	(1,002)
Other	151	20	112
	(14,443)	(12,857)	(19,656)
Income (loss) before income taxes, cumulative effects and extraordinary item	5,372	(1,190)	166
Income tax expense	—	—	(6,000)

Income (loss) before cumulative effects and extraordinary item	5,372	(1,190)	(5,834)
Cumulative effect of a change in accounting principle, net of tax, SFAS No. 143 (See Note 3)	(2,891)	—	—
Extraordinary gain from exchange transaction, net of tax (See Note 4)	—	9,489	—
Cumulative effect of a change in accounting principle, net of tax, change in depletion method (See Note 3)	—	(1,968)	—

Net income (loss)	$2,481	$6,331	$(5,834)

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS – (continued)

(In thousands, except per share data)

	For the years ended December 31,
	2003	2002	2001
Income (loss) per common share:
Basic:
Income (loss) per common share before cumulative effects and extraordinary item	$5.12	$(1.62)	$(58.34)
Extraordinary item	—	12.97	—
Cumulative effects of accounting changes	(2.76)	(2.69)	—

Income (loss) per common share	$2.36	$8.66	$(58.34)

Diluted:
Income (loss) per common share before cumulative effects and extraordinary item	$5.05	$(1.62)	$(58.34)
Extraordinary item	—	12.97	—
Cumulative effects of accounting changes	(2.72)	(2.69)	—

Income (loss) per common share	$2.33	$8.66	$(58.34)

Weighted average shares outstanding:
Basic	1,049,288	731,233	100,000
Diluted	1,063,026	731,233	100,000

Total Pro forma amounts assuming changes are applied retroactively (See Note 3 for details):
Net income (loss) before cumulative effects And extraordinary item	$—	$(1,844)	$(5,166)

Per common share	$—	$(2.52)	$(51.66)

Net income (loss)	$—	$7,645	$(5,166)

Per common share	$—	$10.45	$(51.66)

The accompanying notes are an integral part of these

consolidated financial statements

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

AND OTHER COMPREHENSIVE INCOME

For the years ended December 31, 2003, 2002 and 2001

(In thousands, except share data)

					Accumulated	Note
			Additional		Other	Receivable
	Common Stock		Paid-In	Accumulated	Comprehensive	from
	Shares	Amount	Capital	Deficit	Income	Stockholder	Total
Balance - December 31, 2000	100,000	$1	$10,601	$(77,294)	$—	$(1,616)	$(68,308)
Payments received on Note receivable	—	—	—	—	—	32	32
Transition adjustment on implementation of SFAS No. 133 – January 1, 2001	—	—	—	—	1,030	—	1,030
Reclassification of transition adjustment	—	—	—	—	(949)	—	(949)
Net loss	—	—	—	(5,834)	—	—	(5,834)
Balance - December 31, 2001	100,000	1	10,601	(83,128)	81	(1,584)	(74,029)
Issuance of common stock on debt exchange	900,000	9	29,577	—	—	—	29,586
Costs related to issuance of common stock	—	—	(1,261)	—	—	—	(1,261)
Cancellation of note receivable in exchange for collateral	—	—	—	—	—	1,584	1,584
Dividend of SRH stock to SRH	—	—	(648)	—	—	—	(648)
Reclassification of transition adjustment	—	—	—	—	(81)	—	(81)
Net income	—	—	—	6,331	—	—	6,331
Balance - December 31, 2002	1,000,000	10	38,269	(76,797)	—	—	(38,518)
Issuance of common stock to Board of Directors	6,000	—	197	—	—	—	197
Issuance of common stock debt on refinance (See Note 9)	200,000	2	5,176	(1,635)	—	—	3,543
Net income	—	—	—	2,481	—	—	2,481
Balance - December 31, 2003	1,206,000	$12	$43,642	$(75,951)	$—	$—	$(32,297)

The accompanying notes are an integral part of these

consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the years ended December 31,
	2003	2002	2001
Cash flows from operating activities
Net income (loss)	$2,481	$6,331	$(5,834)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	8,185	7,312	10,249
Accretion of asset retirement obligation	698	—	—
Noncash interest expense	1,073	1,212	1,662
Stock based compensation	3,740	—	—
(Gain) loss from early extinguishment of debt	(5,116)	2,132	—
Extraordinary gain from exchange transaction	—	(9,489)	—
Cumulative effect of changes in accounting principle	2,891	1,968	—
Noncash interest income	—	(176)	—
Noncash reclassification of transition adjustment	—	(81)	(949)
Loss on derivatives	14,139	1,681	1,002
Noncash unrealized loss on investments	—	175	—
Noncash compensation expense	—	972	—
Other noncash items	—	—	1
Gain on sale of assets	(20)	(2)	(15)
Bad debt expense	440	768	566
Deferred income taxes	—	—	6,000
Changes in operating assets and liabilities-
Accounts receivable	(1,314)	(1,079)	2,915
Other current assets	(844)	(76)	2,817
Accounts payable and accrued expenses	666	165	660
Cash settlements on derivative instruments	(2,838)	(283)	(3,114)
Accrued interest payable	197	357	(82)
Net cash provided by operating activities	24,378	11,887	15,878

Cash flows from investing activities
Proceeds from sale of oil and gas properties	2,223	370	65
Investment in oil and gas properties	(15,078)	(6,204)	(23,918)
Proceeds from sale of other property and equipment	26	2	18
Purchase of other property and equipment	(167)	(39)	(320)
Proceeds from sale of other assets	38	84	20
Purchase of other assets	(143)	(135)	(605)
Other	—	—	32
Net cash used in investing activities	(13,101)	(5,922)	(24,708)

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)

(In thousands)

	For the years ended December 31,
	2003	2002	2001
Cash flows from financing activities
Proceeds from borrowings	$59,589	$55,113	$178
Payments on debt	(68,267)	(53,313)	(155)
Additions to deferred issue costs	(2,510)	(1,790)	—
Change in other long-term liabilities	(2)	(7)	(222)
Deferred debt costs	—	—	(216)
Prepayment penalty on early extinguishment of debt	—	(1,000)	—
Offering costs associated with exchange	—	(2,584)	—
Net cash used in financing activities	(11,190)	(3,581)	(415)

Net increase (decrease) in cash and cash equivalents	87	2,384	(9,245)
Cash and cash equivalents – beginning of year	9,493	7,109	16,354

Cash and cash equivalents – end of year	$9,580	$9,493	$7,109

Accrued asset retirement obligation related to oil and gas properties (See Note 3)	$7,483	$—	$—
Increase in net oil and gas properties upon adoption of SFAS No. 143 (See Note 3)	$4,592	$—	$—
Increase in net oil and gas properties – SFAS No. 143 – Additions	$130	$—	$—
Decrease in net oil and gas properties – SFAS No. 143 – Sales	$1,288	$—	$—
Additions to APIC for employee portion of special stock conversion (See Note 9)	$3,543	$—	$—
Addition to APIC for nonemployee portion of special stock conversion (See Note 9)	$1,635	$—	$—
Common stock par value – special stock conversion	$2	$—	$—
Issuance of common stock warrants with put option (See Note 10)	$1,643	$—	$—
Stock grants – Board of Directors	$197	$—	$—

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)

(In thousands)

	For the years ended December 31,
	2003	2002	2001
Extinguishment of $114.2 million of debt, net of a $0.6 million of unamortized discount as part of the exchange transaction (See Note 4)	$—	$(114,187)	$—
Issuance of $60.0 million face value variable interest senior notes as part of the exchange transaction plus $15.1 million of future interest costs in accordance with SFAS No. 15 (See Note 4)	$—	$75,088	$—
Issuance of 900,000 shares of Southwest stock with a fair market value of $29.6 million as part of the exchange transaction (See Note 4)	$—	$29,586	$—
Exchange of a note receivable from a stockholder for stock in SRH, which collateralized the note (See Note 4)	$—	$1,584	$—
Dividend of SRH stock to SRH (See Note 4)	$—	$648	$—
Unrealized gain on oil and gas commodity contracts taken to other comprehensive income	$—	$—	$1,030
Decrease in other long-term liabilities associated with deferred debt costs	$—	$—	$(500)
Increase in accrued expenses associated with deferred debt costs	$—	$—	$500

Supplemental disclosures of cash flow information
Interest paid	$4,441	$7,753	$17,999
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these

consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization and Summary of Significant Accounting Policies

Organization

Southwest Royalties, Inc. (“Southwest”), a Delaware corporation was formed in August 1983. Southwest, prior to April 19, 2002, was a wholly owned subsidiary of Southwest Royalties Holdings, Inc. (“SRH”). SRH, a Delaware corporation, was formed in June 1997 to serve as a holding company for Southwest, Midland Red Oak Realty, Inc. (“Red Oak”) and an equity investment in Basic Energy Services, Inc. (“Basic”). Each shareholder of Southwest was issued one share in SRH for each share of Southwest stock held.  Prior to the formation of SRH, Red Oak and Basic were subsidiaries of Southwest.  Southwest paid a dividend of the shares it owned in Red Oak and Basic to SRH.  After the formation of SRH, Southwest and Red Oak became subsidiaries of SRH and, as of July 1, 1997, Basic was deconsolidated from SRH.

On April 19, 2002 we entered into an Offer to Exchange and Consent Solicitation with respect to our 10.5% Senior Notes due 2004.  As part of the Exchange Offer, approximately $114.8 million face amount of the 10.5% Senior Notes were exchanged for approximately $60.0 million face value of new Senior Secured Notes and 900,000 shares of Southwest’s Class A common stock which represented approximately 90% of the voting stock of Southwest after the exchange. As part of this transaction, we issued a 1,000 for 1 stock split to SRH, which prior to the transaction held 100% or 100 shares of our issued and outstanding common stock.  A total of 99,900 new shares of common stock were issued to SRH and the par value of the common stock was changed from $.10 par value to $.01 par value.  All share and per share amounts have been restated to retroactively reflect the stock split (See Note 4 for further discussion).  Upon the successful refinancing of the $60.0 million face value Senior Secured Notes in October 2003, SRH was issued an additional 200,000 shares of common stock (See Note 6 and 9).

The results of operations for the periods presented comprise those of Southwest, its consolidated subsidiaries and its proportionate interest in the oil and gas partnerships for which it serves as managing general partner (see further discussion below), and excludes the operations of Red Oak and Basic.  Transactions with previously consolidated subsidiaries (Red Oak and Basic) have been appropriately reflected as related party transactions.

Business

We are principally involved in the business of oil and gas development and production, as well as organizing and serving as managing general partner for various public and private limited partnerships engaged in oil and gas development and production.  We are also the general partner of Southwest Partners II and Southwest Partners III, which own common stock in Basic.  We sell our oil and gas production to a variety of purchasers, with the revenues we receive being dependent upon the oil and gas commodity prices.

Principles of Consolidation

The consolidated financial statements include the accounts of Southwest and its subsidiaries.  As of December 31, 2003, 2002 and 2001, we owned 100% of Blue Heel Company (“Blue Heel”).  The consolidated financial statements include our proportionate share of the assets, liabilities, income and expenses of the oil and gas limited partnerships for which we serve as managing general partner.  We account for our investment in Southwest Partners II and Southwest Partners III, which hold an equity investment in Basic, using the equity method, as we exercise significant influence over the operations of these partnerships.  All significant intercompany transactions have been eliminated.

Estimates and Uncertainties

Preparation of the accompanying consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Our depletion calculation and full-cost ceiling test for oil and gas properties uses oil and gas reserves estimates, which are inherently imprecise.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

We are subject to credit risk through oil and gas trade.  Although a substantial portion of our customers’ ability to pay is dependent upon conditions in the oil and gas industry, as well as general economic conditions, credit risk is reduced due to a large customer base.

Commodity Hedging and Derivative Financial Instruments

We have only limited involvement with derivative financial instruments and do not use them for trading purposes.  They are used to manage commodity price risks.  We are exposed to credit losses in the event of nonperformance by the counter-parties to our commodity hedges.  We do not obtain collateral or other security to support financial instruments subject to credit risk but we do monitor the credit standing of the counter-parties.

As of January 1, 2001, we adopted Statement of Financial Accounting Standards SFAS No.133, “Accounting for Derivative Instruments and Hedging Activities.”  SFAS No. 133, as amended by SFAS No. 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.  If certain conditions are met, a derivative may be specifically designated as, (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to changes in the fair value of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction.  Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in our statement of operations.  We have recorded a net transition adjustment gain of $1,030,000 in accumulated other comprehensive income on January 1, 2001.  As of June 30, 2002, the transition adjustment had been fully amortized.

Inventories

Inventories consist of lease and well equipment not currently being used in production and are accounted for at the lower of cost (first-in, first out) or market.

Oil and Gas Properties

All of our oil and gas properties are located in the United States and are accounted for at cost under the full cost method.  Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized.  No gain or loss is recognized on the sale of oil and gas properties unless nonrecognition would significantly alter the relationship between capitalized costs and remaining proved reserves for the affected amortization base.  When gain or loss is not recognized, the amortization base is reduced by the amount of sales proceeds.

In 2002, we changed methods of accounting for depletion of capitalized costs from the units-of-revenue method to the units-of-production method.  The newly adopted accounting principle is preferable because the units-of-production method results in a better matching of the costs of oil and gas production against the related revenue received in periods of volatile prices for production as have been experienced in recent periods.  Additionally, the units-of-production method is the predominant method used by full cost companies in the oil and gas industry.  Accordingly, the change improves the comparability of our consolidated financial statements with our peer group.  The effect of this change in method was to decrease 2002 depletion expense by $424,000 and decrease 2002 net income by $1.5 million, including the cumulative effect of the change in accounting of $1,968,000.

Should the net capitalized costs of oil and gas properties, net of related deferred income taxes, exceed the estimated present value of oil and gas reserves discounted at 10% and adjusted for related income taxes, such excess costs would be charged to expense in the consolidated statements of operations.  There was no impairment required at December 31, 2003, 2002 and 2001.

It is reasonably possible that the estimates of anticipated future gross revenues, the remaining estimated economic life of the product, or both could change significantly in the near term due to the potential fluctuation of oil and gas prices or production.  Depletion estimates would also be affected by such changes.

Management and service fees received for contractual arrangements, if any, are treated as reimbursement of costs, offsetting the costs incurred to provide those services, with any excess of fees over costs credited to the full cost pool and recognized through lower cost amortization only as production occurs.

Unproved oil and gas properties

Unproved oil and gas leaseholds are generally for a primary term of three to five years.  In most cases, the term of our unproved leases can be extended by paying delay rentals or by producing reserves that are discovered under our leases.  As our properties are evaluated through exploration, they will be included in the amortization base.  Costs of unproved properties at December 31, 2003 primarily represent leasehold costs.  The prospects and their related costs in unproved properties are assessed individually.  At December 31, 2003, no impairment was deemed to be necessary.  As the prospects are evaluated through drilling, the property acquisition and exploration costs associated with the wells drilled are transferred to proved properties and become subject to amortization.

Revenue Recognition

We recognize oil and gas sales when delivery to the purchaser has occurred and title has transferred.  This occurs when production has been delivered to a pipeline or a transport vehicle.  We utilize the sales method of accounting for over or under deliveries of natural gas.  Under this method, we recognize sales revenue on all natural gas sold.  As of December 31, 2003, 2002 and 2001, we are underproduced by approximately 418 MMcf, 440 MMcf and 527 MMcf, respectively.

Property and Equipment

Other property and equipment is stated at cost. Repairs and maintenance are charged to expense as incurred, with additions and improvements being capitalized.  Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the consolidated statements of operations.

Depreciation is provided on the straight-line method based on the estimated useful lives of the depreciable assets as follows:

Building and improvements	20	to	30 years
Leasehold improvements	2	to	10 years
Machinery and equipment	3	to	5 years
Furniture and fixtures	3	to	5 years

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

In October 2001, the FASB issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This pronouncement supercedes SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed,” and eliminates the requirement of SFAS No. 121 to allocate goodwill to long-lived assets to be tested for impairment.  The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. We adopted SFAS No. 144 on January 1, 2002.  The adoption of this statement had no effect on our consolidated financial position and results of operation.

Deferred Debt Costs

We capitalize certain costs incurred in connection with issuing debt.  These costs are being amortized to interest expense on the straight-line method over the term of the related debt.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

Income (loss) per share

We have only common stock issued and outstanding.  Basic net income (loss) per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Our only potentially dilutive securities are the warrants which were issued in October 2003 (See Note 10).  Diluted net income (loss) per share is computed by dividing income available to common stockholders by the weighted average number of common shares and dilutive securities outstanding for the period.  The weighted average shares outstanding for diluted earnings per share is as follows:

2003
Weighed average commons shares outstanding	1,049,288
Potentially dilutive warrants	13,738
1,063,026

Recent Accounting Pronouncements

In October 2001, FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.”  SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures.  SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.  On January 1, 2003, we recorded additional capitalized costs, net of accumulated depreciation, depletion and amortization, of approximately $4.6 million, an asset retirement obligation of approximately $7.5 million and a loss of approximately $2.9 million for the cumulative effect on depreciation, depletion and amortization of the additional costs and accretion expense on the liability related to expected abandonment costs of our oil and natural gas producing properties.

SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections,” were issued in April 2002.  SFAS No. 145 provides guidance for income statement classification of gains and losses on, extinguishment of debt and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  We implemented SFAS No. 145 effective December 31, 2002.  The implementation of this standard did not affect the presentation of the extraordinary gain associated with the “Exchange Transaction” which was completed in April 2002.  The implementation of this standard did however require all previously classified extraordinary gains and losses, net of income tax benefit or expense, associated with the early extinguishment of debt in 2002 to be reclassified as ordinary income or loss.  The income tax benefit or expense which was previously netted against the gains or losses was reclassified to income tax benefit or expense.

In July 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” which establishes requirements for financial accounting and reporting for costs associated with exit or disposal activities.  This standard was effective for exit or disposal activities initiated after December 31, 2002.  There was no impact to our consolidated financial statements from the adoption of this standard.

In December 2002, the FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure.”  This pronouncement amends SFAS No.123, “Accounting for Stock-Based Compensation” and APB Opinion 28, “Interim Financial Reporting,” to require disclosure about those effects in interim financial reporting.  This standard was effective for fiscal years ending after December 15, 2002.  There was no impact to our consolidated financial statements, as we have no stock-based employee compensation plan.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”).  SFAS No. 149 amendments require that contracts with comparable characteristics be accounted for similarly, clarifies when a contract with an initial investment meets the characteristic of a derivative and clarifies when a derivative requires special reporting in the statement of cash flows.  SFAS No. 149 is effective for hedging relationships designated and for contracts entered into or modified after June 30, 2003, except for provisions that relate to SFAS No. 133 Statement Implementation Issues that have been effective for fiscal quarters prior to June 15, 2003, should be applied in accordance with their respective effective dates and certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts, as well as new contracts entered into after June 30, 2003.  The application of SFAS No. 149 had no effect on our consolidated financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”).  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within the scope of SFAS 150 as a liability (or an asset in some circumstances).  Many of those instruments were previously classified as equity.  This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of SFAS 150 had no effect on our consolidated financial statements.

The Company has adopted the provisions of FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements of Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57, and 107, and a rescission of FASB Interpretation No. 34.”  This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued.  The interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken.  The initial recognition and measurement provisions of the interpretation are applicable to guarantees issued or modified after December 31, 2002.  The initial application of this interpretation had no effect on our consolidated financial statements.

In January 2003, the FASB issued Financial Interpretation No. 46, “Consolidation of Variable Interest Entities - an interpretation of ARB No. 51” (“FIN No. 46”).  In December 2003, the FASB revised certain aspects of FIN 46 (“FIN No. 46R”).  FIN No. 46R is an interpretation of Accounting Research Bulletin 51, “Consolidated Financial Statements”, and addresses consolidation by business enterprises of variable interest entities.  The primary objective of FIN No. 46R is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable interest entities.  FIN 46R requires an enterprise to consolidate a variable interest entity if that enterprise has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual return if they occur, or both.  An enterprise shall consider the rights and obligations conveyed by its variable interests in making this determination.  We are currently evaluating the impact this interpretation may have on our consolidated financial statements.

Depletion Policy

In 2002, we changed methods of accounting for depletion of capitalized costs from the units-of-revenue method to the units-of-production method (See Note 3).

Reclassifications

Certain reclassifications have been made to the 2002 and 2001 amounts to conform to the 2003 presentation.

2.                                      Liquidity and Going Concern

As of December 31, 2003, we are in violation of several covenants pertaining to our Amended and Restated Revolving Credit Agreement due June 1, 2006 and our Senior Second Lien Secured Credit Agreement due October 15, 2008 (See Note 6).  Due to the covenant violations, we are in default under the Amended and Restated Revolving Credit Agreement and the Senior Second Lien Secured Credit Agreement, and all amounts due under these agreements have been classified as a current liability at December 31, 2003.

The significant working capital deficit and debt being in default at December 31, 2003, raise substantial doubt about our ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Southwest be unable to continue as a going concern.

Subsequent to December 31, 2003, our Board of Directors announced its decision to explore a merger, sale of stock or other transaction.  A special committee of independent directors has overseen the sale process, including the retention of independent financial and legal advisors to work closely with management.  Southwest is currently negotiating the sale of its stock to a third party.  Such sale, if consummated, would result in Southwest’s debt being paid off by the buyer at closing.  However, there can be no assurance that such transactions will be consummated.  If such sale does not occur, Southwest intends to address its liquidity issues by requesting covenant waivers or modifications from its current lenders, seeking new lenders to refinance the current debt, or selling assets in order to satisfy any required accelerated debt payments, none of which can be assured.

3.                                      Cumulative effects of a change in accounting principles

SFAS No. 143

On January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”).  Adoption of SFAS No. 143 is required for all companies with fiscal years beginning after June 15, 2002.  The new standard requires us to: (1) recognize a liability for the present value of all legal obligations associated with the retirement of tangible long-lived assets, (2) capitalize an equal amount as a cost of the asset and, (3) depreciate the additional costs over the estimated useful life of the asset.  On January 1, 2003, we recorded additional capitalized costs, net of accumulated depreciation, of approximately $4.6 million, an asset retirement obligation of approximately $7.5 million and an after-tax charge of approximately $2.9 million for the cumulative effect on prior years for depreciation of the additional costs and accretion expense on the liability related to expected abandonment costs of our oil and natural gas producing properties. As of December 31, 2003, the asset retirement obligation was $7.0 million.  The decrease in the balance from January 1, 2003 of $0.5 million is due to settlements of $1.3 million, which were partially offset by additions from accretion and drilling of approximately $0.5 million and $0.1 million, respectively.  The pro forma amounts of the asset retirement obligation as of December 31, 2001 and 2000, were approximately $6.8 million and $6.2 million, respectively.  The pro forma amounts of the asset retirement obligation were measured using information, assumptions and interest rates as of the adoption date of January 1, 2003.  The pro forma amounts for the years ended December 31, 2002 and 2001, which are presented below, reflect the effect of retroactive application of SFAS No. 143.

	Years ended December 31,
	2002	2001
Pro forma amounts assuming change is applied retroactively:
Net income (loss) before cumulative effect and extraordinary item	$(1,844)	$(6,430)

Per common share	$(2.52)	$(64.30)

Net income (loss)	$7,645	$(6,430)

Per common share	$10.45	$(64.30)

Change in Depletion Method

During 2002, we changed methods of accounting for depletion of capitalized costs from the units-of-revenue method to the units-of-production method.  We applied the change in the method of providing for depletion prospectively as of January 1, 2002. The newly adopted accounting principle is preferable because the units-of-production method results in a better matching of the costs of oil and gas production against the related revenue received in periods of volatile prices for production as have been experienced in recent periods.  Additionally, the units-of-production method is the predominant method used by full cost companies in the oil and gas industry.  Accordingly, the change improves the comparability of our financial statements with our peer group.  We adopted the units-of-production method through the recording of a cumulative effect of a change in accounting principle in the amount of $2.0 million effective as of January 1, 2002.  Our depletion for the year ended 2002 has been calculated using the units-of-production method and prior years have not been restated.  The pro forma amounts for 2001, which are presented below, reflect the effect of retroactive application of the units-of-production method.  The effect of the change on the year ended December 31, 2002 was to increase income before cumulative effect of a change in accounting principle by $0.4 million ($.58 per common share) and decrease net income by $1.5 million ($2.11 per common share).

Year ended December 31, 2001
Pro forma amounts assuming change is applied retroactively:
Net income (loss) before cumulative effect	$(4,570)

Per common share	$(45.70)

Net income (loss)	$(4,570)

Per common share	$(45.70)

4.                                      Exchange Transaction

On March 5, 2002 we entered into an Offer to Exchange and Consent Solicitation with respect to our 10.5% Senior Notes due 2004.  The Offer to Exchange and Consent Solicitation closed on April 19, 2002.  As part of the Exchange Offer, approximately $114.8 million face amount of the 10.5% Senior Notes plus approximately $2.9 million of accrued but unpaid interest was exchanged for approximately $60.0 million face value of new Variable Interest Senior Notes and 900,000 shares of our Class A common stock.  The value of the 900,000 shares of Class A common stock issued was approximately $29.6 million and represented 90% of our voting stock after the exchange, thus resulting in a change of control.  The common stock valuation was performed by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) (NYSE: FBR).  FBR is a financial holding company for businesses that provide investment, banking, institutional brokerage, specialized asset management, and banking products and services.

In connection with the exchange, we issued 200,000 shares of special stock to SRH.  The special shares had no voting rights, no rights to receive dividends or other distributions, and no rights to participate in any liquidation or dissolution of Southwest.  We also issued to SRH, in exchange for its 100 shares of $.10 par value common stock, 100,000 shares of $.01 par value common stock, which represented 10% of our issued and outstanding voting share capital after the exchange.  If prior to or on October 19, 2003, we paid in cash in full the Variable Interest Senior Notes, the special shares held by SRH would automatically convert on the date of such payment into shares of common stock per each share of special stock issued and outstanding.  Upon conversion of the special shares into shares of common stock, combined with the 100,000 shares of common stock which was held by SRH, SRH would then own 25% of our issued and outstanding voting share capital.  If the Variable Interest Senior Notes were not paid in cash in full by October 19, 2003, the special shares would have been deemed canceled,  null and void and no further effect.  Upon cancellation of the special shares, SRH would continue to own only 10% of our issued and outstanding voting share capital.  The Notes were successfully refinanced in October 2003 and the Special Shares converted to common stock.

The $60.0 million face value of Variable Interest Senior Notes had a maturity date of June 30, 2004 and were secured by all of our assets and were guaranteed by our subsidiaries and were junior only in right to payment to the Revolving Credit Agreement due April 30, 2004.  Interest on the new notes began to accrue on October 15, 2001 (as if the New Notes were issued on such date) at a rate of 10.5% per annum through December 31, 2002, 11.5% from January 1, 2003 through December 31, 2003 and 12.5% thereafter.  The $60.0 million Senior Secured Notes imposed the same type of restrictive covenants as the old 10.5% Senior Notes due 2004  (See Note 6).

The Exchange qualified as a troubled debt restructuring under SFAS No. 15 “Accounting for Debtors and Creditors for Troubled Debt Restructurings.”  As a result of the application of this accounting standard, the total indebtedness due to the participating 10.5% bondholders, inclusive of accrued and unpaid interest, was reduced by the fair market value of 900,000 shares of Class A common stock issued by us to the participating bondholders, and the residual balance of the indebtedness was recorded as the new carrying value of the $60 million face value Variable Interest Senior Notes issued as part of the Exchange.  Consequently, the $60.0 million face value of the Variable Interest Senior Notes was recorded on our balance sheet at $75.1 million.  The additional carrying value of the debt in excess of the face value represents the accrual of future interest expense due on the face value of the Variable Interest Senior Notes. Therefore, all cash payments under the terms of the new Variable Interest Senior Notes was accounted for as a reduction of the carrying amount of the new Variable Interest Senior Notes, and no interest expense was recognized on the new Variable Interest Senior Notes for any period between the restructuring and maturity of the new Variable Interest Senior Notes.  The extraordinary gain net of fees and taxes is calculated as follows (in millions):

Carrying value of 10.5% Senior Notes prior to Restructuring	$114.8
Net accrued and unpaid interest on total debt forgiven	2.9
Less
Unamortized discount on the 10.5% Senior Notes	0.6
Total carrying value of New Variable Interest Senior Notes	75.1
Fair Value of 900,000 shares of common stock issued to 10.5% holders	29.6
Fees paid to consummate the restructuring	1.3
Noncash writeoff of unamortized original issue costs of the 10.5% Senior Notes	1.6
Income tax provision	—
Total extraordinary gain net of fees and taxes	$9.5

The extraordinary gain, net of tax, per share is $12.97.

As part of the April 19, 2002 exchange transaction, we exchanged the 6% note receivable from an officer of Southwest and stockholder of SRH plus all accrued and unpaid interest on the note since December 1, 2001, for 123,710 shares of SRH common stock, which collateralized the Note.  The total principal and accrued and unpaid interest on the Note at the time of the exchange was approximately $1.6 million.  The value assigned to the SRH stock was approximately $0.6 million.  The difference between the carrying value of the Note and the value of the stock, or approximately $1.0 million, was expensed as general and administrative expense in 2002.  The 123,710 shares of SRH was treated as a dividend to SRH for the assigned value of $0.6 million.

SRH is a holding company and at the time of the exchange its only assets were shares of Basic Energy Services, Inc. and shares of Southwest Royalties, Inc.

FMV of Basic Shares (151,000 shares @ $20.00 per share)(1)	$3.0	Million

FMV of Southwest Shares (100,000 shares @ $32.87 per share)(2)	3.3	Million
Less
FMV of all liabilities	0.7	Million

Net FMV of SRH Stock	$5.6	Million

Per share price of SRH Stock based on 1,075,534 shares outstanding	$5.24

Total value of 123,710 shares exchanged	$0.6	Million

(1)                                  $20 per share is based on a May 2001 preemptive rights offering by Basic.

(2)                                  $32.87 per share is based on the April 2002 Exchange Transaction.

5.                                      Other Property and Equipment

Other property and equipment, consists of the following (in thousands):

	December 31,
	2003	2002

Land	$2,352	$2,352
Building and improvements	1,070	1,057
Machinery and equipment	3,384	3,367
Furniture and fixtures	1,553	1,553
	8,359	8,329
Less accumulated depreciation	4,720	4,439
	$3,639	$3,890

6.                                      Long-term Debt

Long-term debt consists of the following (in thousands):

	December 31,
	2003	2002

10.5% Senior Notes, interest payable semi-annually, due October 15, 2004, net of discount of $17 and $36, respectively	$8,853	$8,834
Variable Interest Senior Notes, interest payable semi-annually, due June 30, 2004	—	71,920
Revolving Credit Agreement with variable rate interest, due June 1, 2006. Collateralized by oil and gas properties	73,208	55,000
Senior Second Lien Secured, interest payable monthly, due October 15, 2008, net of warrant discount of $1,606 and $0, respectively	38,394	—
Other	1,032	1,114
	121,487	136,868
Less current maturities, net of unamortized discount $17 and $0, respectively	120,557	6,922
	$930	$129,946

10.5% Senior Notes

In October 1997, we issued $200 million aggregate principal amount of 10.5% Senior Notes due October 15, 2004 (the “Notes”).  The Notes were sold at a discount and interest is payable April 15 and October 15 of each year, commencing April 15, 1998.  The Notes are general unsecured senior obligations and rank equally in right of payment with all other senior indebtedness and senior in right of payment of all existing future subordinated indebtedness.  Net proceeds from the issuance of the Notes were used primarily to repay existing debt of approximately $84.0 million, purchase oil and gas properties for approximately $72.3 million, dividend SRH approximately $10.0 million, invest $1.7 million in an affiliate, with the remaining balance used for working capital.

Variable Interest Senior Notes

On March 5, 2002 we entered into an Offer to Exchange and Consent Solicitation with respect to our 10.5% Senior Notes due 2004.  The Offer to Exchange and Consent Solicitation closed on April 19, 2002.  As part of the Exchange Offer, approximately $114.8 million face amount of the 10.5% Senior Notes plus all net accrued and unpaid interest since October 15, 2001, of approximately $2.9 million, was exchanged for approximately $60.0 million face value of new Variable Interest Senior Notes described below, and 900,000 shares of our Class A common stock which represented approximately 90% of our voting stock after the exchange.  The Indenture continues to impose certain limitations on us and our restricted subsidiary.

The $60.0 million face value Variable Interest Senior Notes had a maturity date of June 30, 2004 and were secured by all of our assets and were guaranteed by our subsidiaries and were junior only in right to payment to the Revolving Credit Agreement due April 30, 2004.  Interest on the new notes began to accrue on October 15, 2001 (as if the New Notes were issued on such date) at a rate of 10.5% per annum through December 31, 2002, 11.5% from January 1, 2003 through December 31, 2003 and 12.5% thereafter.  In accordance with SFAS No. 15 “Accounting for Debtor and Creditors for Troubled Debt Restructurings” all the future interest costs associated with the $60.0 million face of Variable Interest Senior Notes, of approximately $15.1 million, were added to the carrying value of the Notes and; therefore, all cash payments on the Notes were accounted for as reductions to the carrying amount of the Notes, and no interest expense was recognized on the Notes for any period between the restructuring and the maturity of the Notes.  As of December 31, 2002, approximately $6.8 million was classified as short-term debt with the remaining $65.1 million being classified as long-term debt (See Note 4 above for a more detailed discussion of the Exchange Transaction).  These notes, as of December 31, 2002, were held by owners of our Class A common stock which comprised approximately 90% of our voting stock.  These notes were retired in October 2003 (See discussion under 2003 refinancing below).

The Variable Interest Senior Notes imposed certain limitations on our ability and on the ability of our restricted subsidiaries to, among other things, incur additional indebtedness or issue disqualified capital stock, make payments in respect to capital stock, enter into transactions with affiliates, incur liens, sell assets, change the nature of our business, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of our properties or assets.  The Variable Interest Senior Notes required us to repurchase notes under certain circumstances with the excess cash of certain asset sales. The limitations were subject to a number of important qualifications and exceptions.  We were required to report to the Trustee on compliance with such limitations on a quarterly basis.

Revolving Loan Facility

On August 17, 2000, we completed a refinancing of our Revolving Loan Facility in the amount of $50.0 million with a new lender. The Amended and Restated Loan and Security Agreement allowed for a prime rate of interest (5.5% at December 31, 2001) plus one and one-half percent (1.5%), with a minimum rate of interest of 9.0%, which was in effect as of December 31, 2001.  The Revolving Loan Facility imposed certain limitations on our ability to, among other things, incur additional indebtedness or issue disqualified capital stock, make payments in respect to capital stock, enter into transactions with affiliates, incur liens, sell assets, change the nature of our business, merge or consolidate with any other persons and sell, lease, transfer or otherwise dispose of substantially all of our properties or assets.

In April 2003, we entered into a Revolving Credit Agreement, as discussed below, which provided for the refinancing of the Revolving Loan Facility.

Revolving Credit Agreement

On April 19, 2002 we entered into a Revolving Credit Agreement with a syndicate of Banks (the “Lenders”).  The Credit Agreement provides for an aggregate $80 million senior secured revolving line of credit.  The Agreement is secured with our assets and is guaranteed by our subsidiaries.  The initial borrowing base on April 19, 2002 was $59.0 million and as of December 31, 2002 was $60.0 million.  This Agreement was amended and restated in 2003 (See discussion below).

The purpose of the Revolving Credit Agreement was to provide funds for (i) the refinancing of the Revolving Loan Facility due August 2003 (ii) to purchase oil and gas properties and (iii) working capital, and letters of credit.   As of December 31, 2002, we had drawn approximately $55.0 million, issued letters of credit for approximately $3.5 million and had approximately $1.5 million remaining available.

We paid the Lenders fees and expenses in connection with the Credit Agreement of approximately $1.8 million and paid approximately $1.0 million in prepayment penalties on the early exit of the Revolving Loan Facility due August 2003.  We wrote off approximately $1.1 million of unamortized original issue costs associated with the old Revolving Loan Facility.

2003 Refinance Transactions

On September 15, 2003, Southwest executed an Amended and Restated $80.0 million Revolving Credit Agreement and entered into a $40.0 million Senior Second Lien Secured Credit Agreement, both of which were used to refinance the $60.0 million face Variable Interest Senior Notes due June 30, 2004.  Both facilities funded October 14, 2003.

Amended and Restated Credit Agreement

The Amended and Restated $80.0 million Revolving Credit Agreement was entered into on April 19, 2002 and was amended on September 15, 2003, to among other things, increase the borrowing base from $60.0 million to $75.0 million and extend the maturity date from April 30, 2004 to June 1, 2006. The agreement is secured by our assets and is guaranteed by our subsidiary.

The borrowing base on December 31, 2003 is $75.0 million and the monthly commitment reduction was $0.  Subsequent determinations of the borrowing base and the monthly commitment reduction shall be made by the Agent with the approval of the Majority Lenders semi-annually on May 1 and November 1 of each year beginning November 1, 2003, or as unscheduled redeterminations at the sole discretion of the Lenders.  There were no changes in the borrowing base or the monthly commitment reduction based on the November 1, 2003 redetermination.  We have the right to request an unscheduled redetermination between each borrowing base redetermination.

In order to determine the borrowing base, we shall provide to the Lenders an engineering report in form and substance reasonably satisfactory to the Agent, said engineering report to utilize economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of Southwest’s and Guarantors’ oil and gas properties.  Lenders shall have the right to request at any time, and from time to time an engineering report covering all of Southwest’s and Guarantors’ oil and gas properties and said report to be prepared by an independent petroleum engineering firm acceptable to Agent.   Each Lender shall determine the amount of the borrowing base and the monthly commitment reduction based upon the loan collateral value which such Lender in its sole discretion (using such methodology, assumptions and discount rates as such Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such oil and gas properties at the time in question and based upon such credit factors consistently applied (including without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Southwest and its affiliates) as such Lender customarily considers in evaluating similar oil and gas credits.

All outstanding balances under the Credit Agreement may be designated, at our option, as either Base Rate or LIBOR Rate options, provided that no more than four LIBOR rate options may be outstanding at any given time.   The Base rate option is the greater of (i) the rate publicly announced from time to time by the Agent as its Prime Rate plus the Applicable Margin (.00% to .50%) (currently 0.50%) or (ii) the Federal Funds rate plus 0.50% per annum.  The LIBOR Rate option is equal to LIBOR plus the Applicable Margin (2.25% to 2.75%) (currently 2.75%).  Both options will accrue on the basis of a 360-day year.

Concurrent with this amendment, we entered into a LIBOR swap agreement, which provides for a fixed LIBOR rate on a portion of this debt.  See table below:

Term		Principal Balance	Interest hedge Rate LIBOR
November 1, 2003	November 1, 2004	65,000,000	1.68	%(1)
November 1, 2004	November 1, 2005	60,000,000	2.97	%(1)
November 1, 2005	November 1, 2006	55,000,000	4.29	%(1)
November 1, 2006	November 1, 2007	50,000,000	5.19	%(1)
November 1, 2007	November 1, 2008	45,000,000	5.73	%(1)

(1) This represents the base LIBOR to which the applicable margin will be applied.

Principal is due on the maturity date unless otherwise required to be paid earlier to satisfy a commitment reduction, borrowing base deficiency or to settle excess cash flow repayment requirements as defined in the Credit Agreement.

The purpose of the Amended and Restated Credit Agreement is to provide funds for (i) the refinancing of Senior Secured Notes due June 30, 2004 (ii) to acquire, explore and develop Oil and Gas Properties and (iii) working capital, and letters of credit.  Letters of credit may be issued subject to availability under the Credit Agreement and the total of all outstanding letters of credit may not exceed $7.5 million in aggregate.  As of December, 2003, we had drawn approximately $73.5 million, issued letters of credit for approximately $1.5 million and had no availability remaining under this facility.

The Amended and Restated Credit Agreement imposes certain limitations on our ability and the ability of our Subsidiary Guarantors to, among other things, incur additional indebtedness or issue disqualified capital stock, make payments in respect to capital stock, enter into transactions with affiliates, incur liens, sell assets, change the nature of our business, merge or consolidate with any person or renew, extend, modify or amend the indentures, as well as (i) places limits on general and administrative expenses, (ii) limits the amount of excess cash Southwest can have on hand, (iii) establishes a sinking fund to retire the 10.5% Senior Unsecured Notes due October 15, 2004 and (iv) requires that Southwest, in the ordinary course of business and not for speculative purposes, maintain at all times, hedging transactions which would allow for up to 75% of the volume of proved developed producing reserves scheduled to be produced, based on financial forecasts at the time of closing and as set forth in the table below, for the period commencing January 1, 2004 through October 15, 2008 to be dedicated to a price risk management program which would provide for a floor of not less than $23.00 per barrel of crude oil and $4.00 per MMBtu for natural gas.  The table below summarizes Hedging transactions entered into by Southwest to satisfy the hedging covenant requirements described above.

	NYMEX Contract Price per MMBtu
	Volume in MMBtu	Collars
Contract Period	Per day	Floor	Ceiling
December 24, 2003 – December 3, 2004	6,800	$4.00	$5.25
December 28, 2004 – December 5, 2005	6,800	$4.00	$5.25
December 27, 2005 – December 5, 2006	5,500	$4.00	$5.25
December 26, 2006 – December 5, 2007	5,000	$4.00	$5.25
December 26, 2007 – September 4, 2008	4,700	$4.00	$5.25

	NYMEX Contract Price per Barrel
	Volume in Barrels	Collars
Contract Period	Per day	Floor	Ceiling
January 2, 2004 – December 31, 2004	1,700	$23.00	$25.55
January 3, 2005 – December 30, 2005	1,800	$23.00	$25.55
January 2, 2006 – December 29, 2006	1,700	$23.00	$25.55
January 1, 2007 – December 31, 2007	1,500	$23.00	$25.55
January 1, 2008 – September 30, 2008	1,400	$23.00	$25.55

At December 31, 2003, we were in violation of the Transactions with Affiliates covenant which requires that all transactions with affiliates be on terms that are no less favorable to it than would be obtained in a transaction negotiated at arm’s length with an unrelated third party.  During the year ended December 31, 2003, we performed approximately $60,000 in services for an affiliate for which we did not receive payment.  This is deemed to be a violation because the affiliate has balances outstanding to us in excess of $1.0 million for past services and advances that as of this date have been uncollectible.   This violation also creates a cross default on the Senior Second Lien Secured Credit Agreement dated September 15, 2003.  We are not seeking waivers on the violation and therefore all amounts owed under both facilities are shown as current liabilities on the face of the consolidated balance sheets (See Note 2).

Senior Second Lien Secured Credit Agreement

On September 15, 2003, Southwest entered into a $40.0 million Senior Second Lien Secured Credit Agreement (“Senior Second Agreement”) with a syndicate of Lenders.  The Senior Second Agreement provides for an aggregate $40.0 million term loan, on a non-revolving basis for the exclusive purpose of retiring the Senior Secured Notes due June 30, 2004.  The Senior Second Agreement was executed September 15, 2003, funded October 14, 2003, matures October 15, 2008 and has a stated interest rate of 13.75%.  It is secured by a second-priority mortgage lien and a second-priority perfected security interest in all of our real and personal property and is guaranteed by our subsidiary.

As part of the Senior Second Agreement we issued common stock warrants that will allow the Lenders to purchase approximately 63,474 shares of common stock at a purchase price of $.0001 per share which can be exercised at any time and expire October 15, 2011.  The fair market value of the warrants at date of issuance was estimated at approximately $1.6 million.  These warrants have a Put Option associated with them.  Subsequent to the satisfaction by us of all obligations under this Senior Second Credit Agreement, and provided (i) these warrants have not been exercised by the Holders, and (ii) Southwest shall not be a public company, the Holders shall have the option (the “Put Option”) to sell to us, and we shall have the obligation to purchase from the Holder, these warrants.  The purchase price for these warrants shall be equal to the current market price at the date the put option is exercised, as defined in the agreement.  In accordance with SFAS No. 150, these puttable warrants have been recorded as liability.  Changes in estimated fair value of these warrants is recorded through earnings.

The Senior Second Agreement includes the same type restrictive covenants as the Senior Secured Credit Agreement.

Southwest paid fees in connection with the Credit Agreements of approximately $2.4 million.

At December 31, 2003, we were in violation of the Net Operating Cash Flow covenant within this agreement which requires that our Net Operating Cash Flow, as defined in the agreement, for the period commencing July 1, 2003 and ending December 31, 2003 to be at least $18.4 million.  Our Net Operating Cash Flow, as defined in the agreement, was $15.4 million.   This violation also creates a cross default on the Amended and Restated Revolving Credit Agreement dated September 15, 2003.  We are not seeking waivers on the violation and, therefore, all amounts owed under both facilities are shown as current liabilities on the face of the consolidated balance sheets (See Note 2).

Extinguishment of Debt

On April 22, 2002, we refinanced our Revolving Loan Facility and recorded an ordinary loss from early extinguishment of debt in the amount of approximately $2.1 million.

On October 14, 2003, we, with the proceeds from the above noted facilities, retired the Senior Secured Notes due June 30, 2004, paying approximately $60.0 million of principal and $3.5 million of accrued interest.  Southwest recognized a gain on early extinguishment of debt of approximately $5.1 million.

Face Value of the Senior Secured Notes	$60.0	million
Additional Carrying Value of Senior Secured Notes due to SFAS No.15 treatment	$5.1	million
Total carrying value of the Senior Secured Notes at October 14, 2003 (retirement date)	$65.1	million
Face Value of the Senior Secured Notes paid to retire the notes	$60.0	million
Gain on early extinguishment of debt	$5.1	million

Aggregate maturities of all long-term debt as of December 31, 2003, assuming the debt acceleration for covenant violations are as follows (in thousands):

2004	$122,180
2005	58
2006	37
2007	20
2008	22
Thereafter	793
123,110
Less unamortized discount	1,623
$121,487

7.                                      Income Taxes

The United States Federal tax provision (benefit) attributable to income (loss) before income taxes and extraordinary item consists of the following (in thousands):

	Years ended December 31,
	2003	2002	2001

Current	$—	$—	$—
Deferred
Benefit of net operating loss carryforward	(3,851)	—	(2,936)
Other deferred items	7,568	2,527	3,103
Change in valuation allowance and depletion carryforward	(3,717)	(2,527)	5,833
	$—	$—	$6,000

Reconciliations between the amount determined by applying the United States federal statutory rate to income (loss) before income taxes and extraordinary item with the income tax provision (benefit) is as follows (in thousands):

	Years ended December 31,
	2003	2002	2001
Computed “expected” tax expense (benefit) using the United States federal statutory rate	$1,826	$(405)	$56
Meals and entertainment	11	9	10
Change in valuation allowance and depletion carryforward	(3,717)	(2,527)	5,833
Effect of extraordinary item	—	3,226	—
Excess compensation	1,246	—	—
Other	634	(303)	101
Provision for income taxes	$—	$—	$6,000

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows (in thousands):

	December 31,
	2003	2002
Deferred tax assets:
Net operating loss and tax credit carryforwards	$12,710	$16,926
Accounts receivable	1,148	1,560
Other	—	10
Other long term assets	3,600	3,586
Accounts payable and accrued expenses	1,591	1,555
Other long term liabilities	5,092	2,007
Total deferred tax assets	24,141	25,644
Less valuation allowance	(13,245)	(18,011)
Total gross deferred tax assets	10,896	7,633
Deferred tax liabilities:
Oil and gas properties	(10,015)	(6,684)
Other property and equipment	(881)	(949)
Total gross deferred tax liabilities	(10,896)	(7,633)
Net deferred tax asset (liability)	—	$—

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized.  The valuation allowance relates primarily to the uncertainty of the realizability of our carryforwards, the amount of the valuation allowance could be reduced if estimates of future taxable income during the carryforward period are increased.

As of December 31, 2003, we had net operating loss carryforwards for United States federal income tax purposes of approximately $31,581,000, which were available to offset future regular taxable income, if any.  The net operating loss carryforwards expire in various periods from 2018 through 2022.  Due to the Exchange Transaction in 2002 (See Note 4) there was a change in control, which resulted in a Section 382 limitation of 100% of the available loss carryforwards as of that date of approximately $30,332,000, which we previously had available for future use.  We also have alternative minimum tax credit carryforwards and depletion carryforwards totaling $131,000 and $4,361,000, respectively, to offset regular income tax, which have no scheduled expiration date.

8.                                      Profit Sharing Plan

On January 1, 1991, we adopted an employee profit sharing plan that is intended to provide participating employees with additional income upon retirement.  Employees may contribute their salary up to a maximum of $12,000 for the year ended 2003, $11,000 for the year ended 2002 and $10,500 for the year end 2001.  For the year ended December 31, 2003, we matched 50% of the employees’ contributions.  For the years ended December 31, 2002 and 2001, we matched 20% of the employees’ contributions.  For the year ended December 31, 2004, we will match 50% of the employees’ contributions.  For subsequent years, we will make contributions to the plan on a discretionary basis.

Employee contributions are fully vested at all times.  Employer contributions are fully vested upon retirement or after five years of service.  For the years ended December 31, 2003, 2002 and 2001, we contributed approximately $178,000, $53,000 and $53,000, respectively, to the plan.

9.                                      Stockholders’ Deficit

In anticipation of the Exchange Transaction, as discussed below, the Amended and Restated Certificate of Incorporation was approved by the board of directors on February 19, 2002, and by written consent of the sole stockholder of Southwest, dated April 19, 2002.  Under the Amended and Restated Certificate of Incorporation, we have the authority to issue 16,100,000 shares of Capital Stock, of which, 10,000,000 shares are designated as Common Stock, $.01 par value per share, 900,000 shares are designated as Class A Common Stock, $.01 par value per share, 200,000 shares are designated as Special Stock, $.01 par value per share and 5,000,000 shares are designated Preferred Stock, $1.00 par value per share.

Each holder of shares of Class A common stock shall have one vote for each share of Class A common stock held and shall vote with the common stock with respect to all matters submitted to the stockholders for a vote.  Holders of the Class A common stock are entitled to elect six of the seven members of our board of directors while the holders of the common stock are entitled to elect one member of the seven member Board.

The Class A common stock will automatically convert into shares of common stock on the basis of one share of common stock for each share of Class A common stock issued and outstanding (a) immediately prior to (i) the closing of a firm commitment underwritten initial public offering by us of our common stock resulting in the receipt of at least $10.0 million in net proceeds, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or (ii) any other transaction pursuant to which our common stock becomes listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system or (b) immediately after H.H. Wommack, III (i) no longer directly or indirectly has beneficial ownership of 50% or more of the outstanding shares of our common stock and (ii) resigns, is removed or otherwise no longer serves as an executive officer of Southwest.

Except as set forth above, the rights, including voting rights, preferences and limitations of the shares of Class A common stock are identical to shares of common stock.

2002 Exchange Transaction

On April 19, 2002, we closed The Offer to Exchange and Consent Solicitation.  As part of the Exchange Offer, approximately $114.8 million face amount of the 10.5% Senior Notes plus all accrued and unpaid interest since October 15, 2001, was exchanged for approximately $60.0 million face value of new Variable Interest Senior Notes and 900,000 shares of our Class A Common Stock, valued at $28.4 million, net of $1.2 million in offering cost, which represented approximately 90% of our voting stock after the exchange. The common stock valuation was performed by Friedman, Billings, Ramsey & Co., Inc., (“FBR”) (NYSE:FBR).  FBR is a financial holding company for businesses that provide investment, banking, institutional brokerage, specialized asset management, and banking products and services.

In connection with the exchange we issued 200,000 shares of special stock to SRH.  The special shares had no voting rights, no rights to receive dividends or other distributions and no rights to participate in any liquidation or dissolution of Southwest.  We also issued to SRH, in exchange for its 100 shares of $.10 par value common stock, 100,000 shares of $.01 par value common stock, which represented 10% of our issued and outstanding voting share capital after the exchange.  If prior to or on October 19, 2003, we paid in cash in full the Variable Interest Senior Notes, the special shares held by SRH would automatically convert on the date of such payment into shares of common stock per each share of special stock issued and outstanding.  Upon conversion of the special shares into shares of common stock, combined with the 100,000 shares of common stock which was currently held by SRH, SRH would then own 25% of our issued and outstanding voting share capital.  If the Variable Interest Senior Notes were not paid in cash in full by October 19, 2003, the special shares would have been deemed canceled, null and void and no further effect.  Upon cancellation of the special shares, SRH would continue to own only 10% of our issued and outstanding voting share capital.  The Notes were successfully refinanced in October 2003 and the special shares converted to common stock.  See additional discussion below.

During 1994, we were issued a 6% note from an officer of Southwest and stockholder of SRH.  The note required semi-monthly payments of $5,500 and was collateralized by SRH’s common stock held by the stockholder.  As part of the April 19, 2002 exchange transaction, we exchanged the 6% note receivable from an officer of Southwest and stockholder of SRH plus all accrued and unpaid interest on the note since December 1, 2001, for 123,710 shares of SRH common stock, which collateralized the note.  The total principal and accrued and unpaid interest on the note at the time of the exchange was approximately $1.6 million.  The value assigned to the SRH stock was approximately $0.6 million.  The difference between the carrying value of the note and the value of the stock, or approximately $1.0 million, was expensed as general and administrative expense in 2002.  The 123,710 shares of SRH, was treated as a dividend to SRH, for the assigned value of $0.6 million.

2003 Transaction

Effective January 1, 2003, our Board of Directors voted to grant all non-employee directors 1,000 shares of common stock each for a total of 6,000 shares.  The fair market value, as established by the April 2002 Exchange Transaction (See Note 4), at the effective grant date, January 1, 2003, of approximately $197,000 is reflected as compensation expense during the year ended December 31, 2003 and in the stockholders’ equity account, “Additional Paid in Capital.”

In October 2003, the 200,000 shares of special stock were converted to common stock upon the successful retirement of the Variable Interest Senior Notes.  The 200,000 shares of common stock issued to SRH, upon conversion, were valued at $5.2 million or approximately $26 per share.  Of this amount approximately $3.5 million was treated as additional compensation to our executive officers, which in the aggregate own approximately 68% of the issued and outstanding common stock of SRH.  The remaining $1.6 million, was accounted for as a dividend to SRH.

The value of the common stock issued upon conversion of special shares, approximately $26 per share, was based on the April 2002 FBR evaluation of approximately $33 per share, which was recalculated to give a dilution effect for (i) 6,000 shares of common stock issued in January 2003, (ii) 63,474 shares of dilutive common stock warrants issued in October 2003 (See Note 10)  (iii) and the 200,000 shares of common stock issued upon conversion of the special shares.

10.                               Common Stock Warrants with Put Option

As part of the Senior Second Lien Secured Credit Agreement (See Note 6), we issued common stock warrants with put option that will allow the Lenders to purchase approximately 63,474 shares of common stock at a purchase price of $.0001 per share which can be exercised at any time and expire October 15, 2011.  The fair market value of the warrants at date of issuance is approximately $1.6 million.  These warrants have a Put Option associated with them.  Subsequent to the satisfaction by us of all obligations under the Senior Second Lien Secured Credit Agreement, and provided (i) these warrants have not been exercised by the Holders, and (ii) Southwest shall not be a public company, the Holders shall have the option (the “Put Option”) to sell to us, and we shall have the obligation to purchase from the Holder, these warrants.  The purchase price for these warrants shall be equal to the current market price at the date the put option is exercised, as defined in the agreement.

The value of the common stock warrants with put option, approximately $26 per share, was based on the April 2002 FBR evaluation of approximately $33 per share, which was recalculated to give a dilution effect for (i) 6,000 shares of common stock issued in January 2003 (See Note 9), (ii) 63,474 shares of dilutive common stock warrants with put option issued in October 2003 (iii) and the 200,000 shares of common stock issued upon conversion of the special shares (See Note 9).  In accordance with SFAS No. 150, these puttable warrants have been recorded as liability.  Changes in estimated fair value of these warrants is recorded through earnings.  Subsequent to December 31, 2003, we entered into a merger agreement to sale all our stock.  Based on the merger agreement, it is anticipated that the liability associated with the puttable warrants will be adjusted in the first quarter of 2004 to approximately $2.9 million.

11.                               Commitments and Contingencies

The partnership agreements relating to certain limited partnerships for which we serve as managing general partner provide for us to offer to repurchase such limited partner units.  Under the terms of three of the partnership agreements, we are obligated to repurchase a maximum of $100,000 annually of the units of limited partnerships’ interests originally outstanding.  Under the terms of nine other partnership agreements, our obligation to repurchase units in any one year is limited to 10% of the capital contributed by all of the respective limited partners.  The repurchase price is based on the discounted future revenues from oil and gas reserves of the respective partnership and the value of other partnership assets.  Such amounts required for repurchase in connection with the acceptance by a portion of the limited partners is approximately $4.6 million at December 31, 2003.  The total amount of limited partner unit repurchases for the years ended December 31, 2003 and 2002 was approximately $0.1 million and $0, respectively.

Southwest, as Managing General Partner, evaluated several liquidity alternatives for the partnerships in 2001 and 2002.  On October 17, 2002, we filed an S-4 “Registration of Securities, Business Combinations” with the Securities and Exchange Commission.  The S-4 relates to a proposed plan of merger of twenty-one (21) limited partnerships.  Because of the complexities and conflicts of interest in such a transaction, the Managing General Partner did not make formal repurchase offers in 2002 but has responded to limited partners desiring to sell their units in the partnerships on an “as requested” basis.  We did not make a formal repurchase offer in 2003 and do not anticipate that we will make a formal repurchase offer during 2004 because the merger is still being contemplated.  Repurchases, however, will continue to be made on an “as requested” basis.

We are subject to extensive federal, state and local environmental laws and regulations.  These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.  Environmental expenditures are expensed or capitalized depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.  Liabilities for expenditures of a noncapital nature are expensed when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

Management recognizes a financial exposure that may require future expenditures presently existing for oil and gas properties and other operations.  Other long-term liabilities at December 31, 2003 and 2002 include $459,000 for estimated future remedial actions and cleanup costs.  Included in 2001 operating results, is a $204,000 revision for change in estimate for future remedial action and clean up costs.  As of December 31, 2003, we have not been fined, cited or notified of any environmental violations, which would have a material adverse effect upon capital expenditures, earnings or the competitive position in the oil and gas industry.  However, management does recognize that by the very nature of our business, significant costs could be incurred if future environmental remediation is required beyond requirements anticipated at the current time.  Factors which could change the estimate of environmental remediation losses include the magnitude of possible contaminations, the unknown timing and extent of the corrective actions which may be required, the determination of our liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnifications from prior owners of the properties. It is reasonably possible this estimate could change materially in the near term.

On October 1, 2002, we entered into employment agreements with three executive officers.  If we terminate the executives without cause, and such termination is not due to disability, or death, or if the executives terminate their employment for good reason in accordance with the terms of the agreement the agreement shall terminate and the executives shall be entitled to various benefits.  The employment agreements are effective October 1, 2002 and terminate September 30, 2005.  The agreements automatically renew for successive one year periods beginning after September 30, 2005 unless otherwise canceled with written notice 90 days prior to the September 30 renewal date of each year.  Our total contingent liability under the employment agreements at December 31, 2003 is approximately $3.6 million.

We have issued severance agreements to several members of our management team. These severance agreements provide for three months to one year annual salary as severance, upon termination due to change in control (as defined by the agreement).  Our contingent liability under the severance agreements at December 31, 2003 is approximately $1.3 million.

In the normal course of our business, we are subject to pending or threatened legal actions; in the opinion of management, any such matters will be resolved without material effect on our operations, cash flow or financial position.

12.                               Commodity Hedging and Derivative Financial Instruments

We, from time to time, use option contracts to mitigate the volatility of price changes on commodities we produce and sell, as well as to lock in prices to protect the economics related to certain capital projects and to satisfy covenant requirements.

The following table details the floor options, which we entered into from September 2000 through February 2001 with Enron.  These options were based on NYMEX Light Sweet Crude and NYMEX Henry Hub floor prices.

Period	Volume in Barrels and MMBtu Per Day		Floor Option	Cost
January 1, 2001 – December 31, 2001	1,100	Barrels	$25.00	$466,000
January 1, 2001 – December 31, 2001	500	Barrels	$27.00	$224,000
June 1, 2001 – May 31, 2002	1,000	Barrels	$22.00	$310,000
June 1, 2001 – May 31, 2002	3,325	MMBtu	$3.00	$140,000
April 1, 2001 – March 31, 2002	1,700	MMBtu	$4.50	$416,000
April 1, 2001 – March 31, 2002	3,000	MMBtu	$4.25	$296,000
March 1, 2001 – August 31, 2001	5,000	MMBtu	$4.50	$156,000

In the fourth quarter of 2001, Southwest and many others throughout the oil and gas industry were affected by the bankruptcy filing of Enron Corp. and subsidiaries.  All of the Commodity Option Contracts referred to above, which had any affect on 2001 activity, were with Enron.  As a result of our evaluation of the increased credit risk associated with Enron pursuant to Enron’s bankruptcy filing, we set up an allowance for all amounts owed to us by Enron, which was approximately $1.1 million and marked to market all remaining Enron related Commodity Option Contracts setting up an allowance for the fair market value of the contracts as of December 1, 2001 of approximately $2.1 million.  The total charge to other expense during the fourth quarter of 2001, relating to the Enron bankruptcy was approximately $3.2 million.  As of December 31, 2003, our total receivable from Enron is approximately $2.2 million and has been fully impaired.  We have joined a group of other parties in interest and engaged legal representation to work on our behalf with the bankruptcy judge to try and maximize our settlement.

During the years ended December 31, 2003 and 2002, we entered into commodity price derivative contracts as set forth below with respect to our 2002 through 2008 crude oil and natural gas production.  The derivative transactions are settled based upon the reported settlement prices on the NYMEX Light Sweet Crude and NYMEX Henry Hub.

		NYMEX Contract Price per			Fair Market Value
	Volume in	MMBtu			as of
	MMBtu	Collars			December 31, 2003
Period	Per Day	Floor	Ceiling		Asset (Liability)
June 2002 – May 2003(1)	6,000	$3.00		$5.70
June 2003 – August 2003(1)	5,500	$3.00		$4.90
September 2003 – December 2003(1)	5,500	$3.25		$6.15
January 2004 – March 2004	5,500	$3.50		$7.25
April 2004 – June 2004	5,500	$4.00	$	N/A
December 24, 2003 – December 3, 2004	6,800	$4.00		$5.25
December 28, 2004 – December 5, 2005	6,800	$4.00		$5.25
December 27, 2005 – December 5, 2006	5,500	$4.00		$5.25
December 26, 2006 – December 5, 2007	5,000	$4.00		$5.25
December 26, 2007 – September 4, 2008	4,700	$4.00		$5.25
					$(2,879,844)

		NYMEX Contract Price per			Fair Market Value
	Volume in	Barrel			as of
	Barrels	Collars			December 31 2003
Period	Per Day	Floor	Ceiling		Asset (Liability)
June 2002 – May 2003(1)	1,500	$21.00		$27.25
June 2003 – August 2003(1)	1,300	$21.00		$27.60
September 2003 – December 2003(1)	1,300	$21.00		$27.00
June 2003 – December 2003	1,300	$24.00	$	N/A
January 2004 – March 2004	1,300	$23.00		$28.95
January 2, 2004 – December 31, 2004	1,700	$23.00		$25.55
January 3, 2005 – December 30, 2005	1,800	$23.00		$25.55
January 2, 2006 – December 29, 2006	1,700	$23.00		$25.55
January 1, 2007 – December 31, 2007	1,500	$23.00		$25.55
January 1, 2008 – September 30, 2008	1,400	$23.00		$25.55
					$(8,050,841)

N/A - Floor only, no ceiling

(1) Settled as of December 31, 2003

At December 31, 2003 and 2002, the outstanding contracts had a negative fair market value of $10.9 and $1.4 million, respectively, and accordingly we recorded a liability for such amounts.  The fair market value is based on the NYMEX Light Sweet Crude and NYMEX Henry Hub futures contract prices for the outstanding contract months at December 31, 2002, respectively.

As required by our Amended and Restated Revolving Credit Agreement (See Note 6), we entered into a LIBOR swap agreement, which provides for a fixed LIBOR rate on a portion of this debt.  See table below.

Term		Principal Balance	Interest hedge Rate LIBOR		Fair Market Value as of December 31, 2003 Asset (Liability)
November 1, 2003	November 1, 2004	$65,000,000	1.68	%(1)
November 1, 2004	November 1, 2005	$60,000,000	2.97	%(1)
November 1, 2005	November 1, 2006	$55,000,000	4.29	%(1)
November 1, 2006	November 1, 2007	$50,000,000	5.19	%(1)
November 1, 2007	November 1, 2008	$45,000,000	5.73	%(1)
					$(1,266,000)

(1) This represents the base LIBOR to which the applicable margin will be applied.

At December 31, 2003, the outstanding LIBOR swap agreements had a negative fair market value of approximately $1.3 million and accordingly we recorded a liability for such amounts.

We have not elected to use hedge accounting on the above noted instruments and therefore, effective January 1, 2001, we have marked to market these items and recorded all gains and losses through earnings.

As of December 31, 2003 and 2002, we have recorded approximately $12.9 million and $1.7 million respectively, of net losses on commodity derivatives, and $1.3 million and zero respectively for the LIBOR swap agreements.

13.                               Comprehensive Income

Comprehensive income consists of net income (loss), as reflected on the consolidated statement of operations, and other gains and losses affecting stockholders’ equity that are excluded from net income (loss).  We recorded other comprehensive income during the first quarter of 2001.  Total comprehensive income for the years ended December 31, 2002 and 2001 is as follows (in thousand):

	2002	2001
Net income (loss)	$6,331	$(5,834)

Other comprehensive income, net of tax:
Transition adjustment on implementation of SFAS No. 133 – January 1, 2001	—	1,030
Reclassification of transition adjustment	(81)	(949)
Other comprehensive income (loss)	(81)	81
Comprehensive income (loss)	$6,250	$(5,753)

We had no items of other comprehensive income for the year ended December 31, 2003.

14.                               Related Party Transactions

We are the managing general partner for several public and private oil and gas limited partnerships, with an officer of Southwest also serving as a general partner for certain of the limited partnerships.  As is usual in the oil and gas industry, the operator is paid an amount for administrative overhead attributable to operating such properties and management fees attributable to serving as managing general partner.  As provided for in the partnership agreements, such amounts paid by the partnerships to us approximated $2,467,000, $2,669,000 and $2,798,000 for the years ended December 31, 2003, 2002 and 2001, respectively.  In addition, we and certain officers and employees may have an interest in some of the same properties in which the partnerships own an interest.

As of December 31, 2003 we had a receivable from SRH in the amount of approximately $672,000.  Prior to April 2002, SRH held 100% of our issued and outstanding common stock (See Note 4).  The receivable is due primarily to our transferring approximately $500,000 to SRH in May 2001 to enable SRH to purchase an additional 25,000 shares of Basic Energy Services, Inc. stock.  The remaining $172,000 is the result of intercompany transfers, prior to the Exchange, for use as working capital.  SRH is a holding company, which holds 100,000 shares of our common stock and 151,000 shares of Basic Energy Services, Inc. stock and has no means to generate cashflow other than to dispose of its investments.  The receivable is unsecured and is currently classified in other long term assets on our balance sheet.

An affiliate of ours borrowed $1.2 million in 1998.  The unsecured note receivable accrued interest monthly at an interest rate of 20% until December 31, 1999.  In December 1999, we restructured the note by rolling the balance of the note at December 31, 1999 of approximately $707,000 plus some other miscellaneous receivables of approximately $148,000, into a new note aggregating approximately $855,000.  The new note accrued interest monthly at 10.5% with monthly payments of $10,000 and a balloon payment of $810,000 due in June 2001.  The note was again restructured in May 2001 with the new terms calling for six monthly payments of $12,000, twelve monthly payments of $15,000 and a balloon payment in December of 2002 of any unpaid principal and accrued interest.  The affiliate has not been able to make any payments on the note since June 2001.  The carrying value of the note as of December 31, 2001 was approximately $400,000, net of a $398,000 allowance, and was classified in long-term other assets on the balance sheet.  The gross value of the note at December 31, 2003 and 2002 was approximately $939,000, which includes $141,000 of unpaid interest.  As of December 31, 2002, an allowance of $939,000 had been established to bring the carrying value to zero.  We accrued no interest on the note in 2003.  In addition to the note, we also had trade receivables outstanding at December 31, 2003 and 2002 of $0, and $45,000, respectively, which are net of allowance of $95,000 and $110,000, respectively.  The trade receivables are a result of tax and computer services provided to the affiliate. The affiliate continues to experience financial difficulties due to their highly leveraged capital structure.  The affiliate’s management is currently in the process of renegotiating the terms of the affiliate’s various obligations with its lenders and/or seeking new lenders or equity investors.  Additionally the affiliate’s management would consider disposing of certain assets in order to meet its obligations.

An affiliate of ours performs various oilfield services for limited partnerships managed by us.  Such services aggregated $279,000, $311,000 and $194,000 for the years ended December 31, 2003, 2002 and 2001.  The same affiliate performed services for us that aggregated approximately $722,000, $475,000 and $930,000, for the years ended December 31, 2003, 2002 and 2001.  In August 2000, we made a prepayment to the affiliate in the amount of $975,000 for oil and gas services to be provided in the future, as of December 31, 2001, the prepayment had been fully utilized.

On August 11, 2000, we invested $100,000 in a web-based company through a Private Placement Offering.  We hold 200,000 shares of Series A Preferred Stock.  The President of the web-based company is the brother of H.H. Wommack, III, our President.  As of December 31, 2003 and 2002, the investment had been marked to market and an allowance of $100,000 set up to bring the carrying value to zero.

H. H. Wommack, III, our President and Chief Executive Officer, serves as a general partner of twenty-four limited partnerships which were sponsored by us since 1983, and he holds an interest in these partnerships of approximately 1%.  Effective December 31, 2001, we repurchased, for approximately $296,000, various general partner units from Mr. Wommack, representing his 1% interest in six limited partnerships.  The partnership units purchased from Mr. Wommack were valued using the same methodology used to value limited partner unit repurchases per the partnership agreements.

15.                               Disclosures About Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, other current assets and other current liabilities approximates fair value because of the short maturity of these instruments.

	2003		2002
	Carrying Amount	Fair Value	Carrying Amount		Fair Value
10.5% Senior notes, net of discount $17 and $36, respectively	$8,853	$8,870	$8,834		$8,870
Variable Interest Senior Notes	$—	$—	$71,920	(1)	$59,981
Revolving Credit Agreement	$73,208	$73,208	$55,000		$55,000
Senior Second Lien Secured Credit Agreement, net of warrant discount $1,606	$38,394	$40,000	$—		$—
Other	$1,032	$1,032	$1,114		$1,114

(1) In accordance with SFAS No. 15 “Accounting by Debtor and Creditors for Troubled Debt Restructurings” all the future interest costs associated with the $60.0 million face of Variable Interest Senior Notes were added to the carrying value of the Notes and therefore, all cash payments on the Notes shall be accounted for as reductions to the carrying amount of the Notes, and no interest expense shall be recognized on the Notes for any period between the restructuring and the maturity of the Notes.

The fair market value of the oil and gas collars at December 31, 2003 resulted in us recording a $10.9 million liability.  The fair market value of the oil and gas collars at December 31, 2002 resulted in us recording a $1.4 million liability.

At December 31, 2003, the fair market value of the common stock warrants with put option approximates the carrying value.

16.                               Subsequent Event

Subsequent to year-end, we announced that our Board of Directors has decided to explore a merger or sale of the stock of the Company.  Our Board has formed a Special Committee of independent directors to oversee the sale process.

The Special Committee has retained independent financial and legal advisors to work closely with our management to implement the sale process.  The Special Committee has retained Petrie Parkman & Co. as financial advisor and Akin Gump Strauss Hauer & Feld LLP as legal counsel.

In May 2004, Southwest became a wholly owned subsidiary of Clayton Williams Energy, Inc., pursuant to an Agreement and Plan of Merger approved by the shareholders of Southwest.  Shareholders of Southwest received cash consideration of $45.01 per share, or $54.3 million in the aggregate, and holders of the warrants discussed in Note 10 received $45.01 per share, less the exercise price of the warrants, or $2.9 million in the aggregate.

In connection with the merger, Southwest’s indebtedness under the Revolving Credit Agreement and the Senior Second Lien Secured Credit Agreement was fully repaid, and we called for redemption on July 15, 2004, all outstanding 10.5% Senior Notes.  In addition, all unsettled derivatives at the date of closing were assigned to a counter-party designated by CWEI.

17.                               Supplemental Financial Data – Oil and Gas Producing Activities

The following information is presented in accordance with Statement of Financial Accounting Standards No. 69, “Disclosure about Oil and Gas Producing Activities,” (SFAS No. 69), except as noted.

Costs incurred in connection with oil and gas producing activities are as follows (in thousands):

	Years ended December 31,
	2003	2002	2001
Acquisition of properties	$823	$88	$8,120
Exploration costs	999	1,024	536
Development costs	13,256	5,092	15,262
Asset retirement cost (a)	130	—	—
Total costs incurred	$15,208	$6,204	$23,918

(a) Excluded from asset retirement costs in 2003 was $4.6 million related to cumulative effect of the adoption of SFAS 143 on January 1, 2003.

Results of operations for oil and gas producing activities are as follows (in thousands):

	Years ended December 31,
	2003	2002	2001
Revenues	$53,965	$39,507	$50,991

Production costs	16,134	15,143	17,798
Depletion	7,773	6,802	9,681
	30,058	17,562	23,512
Income tax provision	10,220	5,971	7,994
Results of operations from oil and gas producing activities (excluding corporate overhead)	$19,838	$11,591	$15,518

Reserve Quantity Information (Unaudited)

Our proved oil and gas reserves, which are located in the United States, were estimated in accordance with guidelines established by the United States Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements.  The reserve estimates at December 31, 2003, 2002 and 2001, assume an average oil price of $31.11, $29.31 and $18.44, respectively per Bbl (reflecting adjustments for oil quality and gathering and transportation costs); and an average gas price of $5.53, $4.36 and $2.36, respectively per Mcf (reflecting adjustments for BTU content, gathering and transportation costs and gas processing and shrinkage).

Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and the projection of future rates of production and the timing of development expenditures.  The accuracy of such estimates is a function of the quality of available data, engineering and geological interpretation and judgment.  Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates.  Further, the volumes considered to be commercially recoverable fluctuate with the changes in prices and operating costs.  We emphasize that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties.  Accordingly, these estimates are expected to change, as additional information becomes available in the future.

	Oil and Condensate (MBbls)	Natural Gas (MMcf)	Barrels of Oil Equivalent (MBOE)
Total Proved Reserves:
Balance, January 1, 2001	25,797	70,374	37,526
Purchase of minerals-in-place	370	4,950	1,195
Sales of minerals-in-place	(11)	(2)	(11)
Revisions of previous estimates	(4,546)	1,905	(4,229)
Production	(1,227)	(5,119)	(2,080)
Balance, December 31, 2001	20,383	72,108	32,401
Purchase of minerals-in-place	282	2,990	780
Sales of minerals-in-place	(81)	(67)	(92)
Revisions of previous estimates	1,036	(2,211)	668
Production	(1,084)	(4,452)	(1,826)
Balance, December 31, 2002	20,536	68,368	31,931
New discoveries and extensions	353	5,783	1,317
Purchase of minerals-in-place	35	25	39
Sales of minerals-in-place	(302)	(1,275)	(515)
Revisions of previous estimates	(1,253)	7,741	37
Production	(1,036)	(4,862)	(1,846)
Balance, December 31, 2003	18,333	75,780	30,963

Total proved developed reserves:
December 31, 2001	14,720	47,575	22,649
December 31, 2002	15,659	49,102	23,843
December 31, 2003	13,790	49,434	22,029

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.  Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rates to the difference.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties.  Estimates of fair value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production.  Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

	Years ended December 31,
	2003	2002	2001

Future cash inflows	$986,346	$898,870	$544,205
Future production, development and abandonment costs	(378,948)	(349,779)	(259,063)

Future net cash flows before income taxes	607,398	549,091	285,142
Future income tax expense	(189,678)	(165,986)	(53,417)

Future net cash flows	417,720	383,105	231,725
10% annual discount for estimated timing of cash flows	(230,202)	(200,252)	(113,660)

Standardized measure of discounted future net cash flows	$187,518	$182,853	$118,065

We plan to fund our capital expenditures budget through cash flow from operations based on current oil and gas pricing and estimated results of current and future capital projects.

The principal sources of change in the standardized measure of discounted future net cash flows are as follows:

	Years ended December 31,
	2003	2002	2001

Sales of oil and gas produced, net of production costs	$(37,831)	$(24,364)	$(33,193)
Net change in sales prices net of production costs	38,985	128,534	(308,700)
Extensions and discoveries, net of future production and development costs	16,845	—	—
Revisions to estimated future development costs	(11,304)	339	(1,748)
Purchases of minerals-in-place	410	4,910	20,181
Revisions of previous quantity estimates	375	6,141	(20,092)
Accretion of discount	27,304	14,346	47,346
Net change in income taxes	(20,642)	(63,317)	114,836
Sales of minerals-in-place	(3,972)	(210)	(97)
Changes in production rates, timing and other	(5,505)	(1,591)	(33,700)
	4,665	64,788	(215,167)
Discounted future net cash flows -
Beginning of period	182,853	118,065	333,232

End of period	$187,518	$182,853	$118,065

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

March 31, 2004
(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,794
Accounts receivable, net of allowance of $694	7,505
Receivables from related parties	472
Other current assets	597
Total current assets	20,368

Oil and gas properties, using the full cost method of accounting
Proved	250,876
Unproved	1,137
252,013
Less accumulated depletion, depreciation and amortization	159,018

Oil and gas properties, net	92,995

Other property and equipment, net	3,549

Other assets
Deferred debt costs, net of accumulated amortization of $2,248	2,674
Other, net	1,616
Total other assets	4,290

Total assets	$121,202

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (continued)

(in thousands, except share data)

March 31, 2004
(unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$120,610
Accounts payable	2,436
Accounts payable to related parties	1,180
Accrued expenses	2,604
Derivative financial liability	12,629
Accrued interest payable	1,330
Total current liabilities	140,789

Long-term debt, net of current maturities	910

Asset retirement obligation	7,099

Derivative financial liability	9,963

Other long-term liabilities	217

Common stock warrants with put option	2,857

Stockholders’ Deficit
Preferred stock - $1 par value, 5,000,000 shares authorized; none issued and outstanding	—
Common stock - $.01 par value; 10,000,000 shares authorized; 306,000 shares issued and outstanding	3
Class A common stock - $.01 par value, 900,000 shares authorized; 900,000 shares issued and outstanding	9
Additional paid-in capital	43,642
Accumulated deficit	(84,287)
Total stockholders’ deficit	(40,633)
Total liabilities and stockholders’ deficit	$121,202

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Operating revenues
Oil and gas	$14,767	$14,783
Other	66	79
Total operating revenues	14,833	14,862

Operating expenses
Oil and gas production	3,715	4,123
General and administrative, net of related party management and administrative fees of $576 and $642, respectively	1,348	1,463
Stock based compensation	—	197
Depreciation, depletion and amortization	2,175	1,850
Accretion of asset retirement obligation	168	181
Other	133	148
Total operating expenses	7,539	7,962

Operating income	7,294	6,900

Other income (expense)
Interest and dividend income	38	36
Interest expense	(2,720)	(1,081)
Loss on derivative instruments	(11,704)	(5,023)
Mark to market loss on common stock warrants with put option	(1,214)	—
Other	20	77
	(15,580)	(5,991)
Income (loss) before income taxes and cumulative effect of accounting change	$(8,286)	$909
Income tax expense	(50)	—

Income (loss) before cumulative effect of accounting change	(8,336)	909

Cumulative effect of a change in accounting principle, net of tax, SFAS No. 143	—	(2,891)

Net loss	$(8,336)	$(1,982)

Income (loss) per basic and diluted common share:
Before cumulative effect of accounting change, net of tax	$(6.91)	$.90
Cumulative effect of accounting change, net of tax	—	(2.87)
After cumulative effect of accounting change, net of tax	$(6.91)	$(1.97)

Weighted average shares outstanding	1,206,000	1,006,000

The accompanying notes are an integral part of these consolidated financial statements

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities

Net loss	$(8,336)	$(1,982)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	2,175	1,850
Accretion of asset retirement obligation	168	181
Noncash interest expense	299	267
Cumulative effect of a change in accounting Principle	—	2,891
Loss on derivatives	11,704	5,023
Mark to market loss on common stock warrants with put option	1,214	—
Noncash stock grant	—	197
Gain on sale of assets	(10)	—
Bad debt expense	—	24
Changes in operating assets and liabilities -
Accounts receivable	(198)	(1,820)
Other current assets	178	(554)
Accounts payable and accrued expenses	(1,957)	924
Cash settlements on derivative instruments	(1,309)	(1,430)
Accrued interest payable	549	179

Net cash provided by operating activities	4,477	5,750

Cash flows from investing activities

Proceeds from sale of oil and gas properties	28	341
Investment in oil and gas properties	(2,112)	(3,340)
Proceeds from sale of other property and equipment	13	—
Purchase of other property and equipment	—	(35)
Proceeds from sale of other assets	8	—
Purchase of other assets	(111)	(83)

Net cash used in investing activities	(2,174)	(3,117)

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from financing activities
Proceeds from borrowings	$—	$31
Payments on debt	(30)	(44)
Additions to deferred issue costs	(60)	—
Change in other long-term liabilities	1	(1)

Net cash used in financing activities	(89)	(14)

Net increase in cash and cash Equivalents	2,214	2,619

Cash and cash equivalents - beginning of period	9,580	9,493

Cash and cash equivalents - end of period	$11,794	$12,112

Accrued asset retirement obligation related to oil and gas properties (See Note 3)	$—	$7,483
Increase in net oil and gas properties upon adoption of SFAS No. 143 (See Note 3)	$—	$4,592
Decrease in net oil and gas properties - SFAS No. 143 – sales	$94	$—
Decrease in net oil and gas properties - Environmental liability – sales	$300	$—
Stock grants – Board of Directors	$—	$197

Supplemental disclosures of cash flow Information

Interest paid	$1,873	$634
Income taxes paid	$50	$—

The accompanying notes are an integral part of these consolidated financial statements

SOUTHWEST ROYALTIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization and Summary of Significant Accounting Policies

Organization

Southwest Royalties, Inc. (“Southwest”), a Delaware corporation was formed in August 1983. Southwest, prior to April 19, 2002, was a wholly owned subsidiary of Southwest Royalties Holdings, Inc. (“SRH”). SRH, a Delaware corporation, was formed in June 1997 to serve as a holding company for Southwest, Midland Red Oak Realty, Inc. (“Red Oak”) and an equity investment in Basic Energy Services, Inc. (“Basic”). Each shareholder of Southwest was issued one share in SRH for each share of Southwest stock held.  Prior to the formation of SRH, Red Oak and Basic were subsidiaries of Southwest.  Southwest paid a dividend of the shares it owned in Red Oak and Basic to SRH.  After the formation of SRH, Southwest and Red Oak became subsidiaries of SRH and, as of July 1, 1997, Basic was deconsolidated from SRH.

On April 19, 2002 we entered into an Offer to Exchange and Consent Solicitation with respect to our 10.5% Senior Notes due 2004.  As part of the Exchange Offer, approximately $114.8 million face amount of the 10.5% Senior Notes were exchanged for approximately $60.0 million face value of new Senior Secured Notes and 900,000 shares of Southwest’s Class A common stock which represented approximately 90% of the voting stock of Southwest after the exchange. As part of this transaction, we issued a 1,000 for 1 stock split to SRH, which prior to the transaction held 100% or 100 shares of our issued and outstanding common stock.  A total of 99,900 new shares of common stock were issued to SRH and the par value of the common stock was changed from $.10 par value to $.01 par value.  All share and per share amounts have been restated to retroactively reflect the stock split.  Upon the successful refinancing of the $60.0 million face value Senior Secured Notes in October 2003, SRH was issued an additional 200,000 shares of common stock.

The results of operations for the periods presented comprise those of Southwest, its consolidated subsidiary and its proportionate interest in the oil and gas partnerships for which it serves as managing general partner (see further discussion below), and excludes the operations of Red Oak and Basic.  Transactions with previously consolidated subsidiaries (Red Oak and Basic) have been appropriately reflected as related party transactions.

Subsequent to March 31, 2004, Southwest became a wholly owned subsidiary of Clayton Williams Energy, Inc., (“CWEI”) a publicly traded independent oil and gas company based in Midland, Texas (see Note 8).

Business

We are principally involved in the business of oil and gas development and production, as well as organizing and serving as managing general partner for various public and private limited partnerships engaged in oil and gas development and production.  We sell our oil and gas production to a variety of purchasers, with the revenues we receive being dependent upon the oil and gas commodity prices.

Principles of Consolidation

The consolidated financial statements include the accounts of Southwest and its subsidiary.  As of March 31, 2004, we owned 100% of Blue Heel Company (“Blue Heel”).  The consolidated financial statements include our proportionate share of the assets, liabilities, income and expenses of the oil and gas limited partnerships for which we serve as managing general partner.  We account for our investment in Southwest Partners II and Southwest Partners III, which hold an equity investment in Basic, using the equity method, as we exercise significant influence over the operations of these partnerships.  All significant intercompany transactions have been eliminated.

Interim Financial Statements

In the opinion of management, the unaudited consolidated financial statements of Southwest as of March 31, 2004 and 2003 include all adjustments and accruals, consisting only of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods.  These interim results are not necessarily indicative of results for a full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this report pursuant to the rules and regulations of the Securities and Exchange Commission.  These financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2003

2.                                      Liquidity and Going Concern

As of March 31, 2004 and December 31, 2003, we were in violation of several covenants pertaining to our Amended and Restated Revolving Credit Agreement due June 1, 2006 and our Senior Second Lien Secured Credit Agreement due October 15, 2008 (See Note 4).  Due to the covenant violations, we were in default under the Amended and Restated Revolving Credit Agreement and the Senior Second Lien Secured Credit Agreement, and all amounts due under these agreements have been classified as a current liability at March 31, 2004 and December 31, 2003.

The significant working capital deficit and debt being in default at March 31, 2004 and December 31, 2003, raise substantial doubt about our ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Southwest be unable to continue as a going concern.

Subsequent to March 31, 2004, the stock of Southwest was acquired by CWEI and both credit facilities were refinanced through a new credit facility with CWEI, which effectively remedied the above described events of default (see Note 8).

3.                                      Long-term Debt

Long-term debt consists of the following (in thousands):

	March 31, 2004

10.5% Senior Notes, interest payable semi-annually, due October 15, 2004, net of discount of $12 and $17, respectively	$8,858
Revolving Credit Agreement with variable rate interest, due June 1, 2006. Collateralized by oil and gas properties	73,208	(1)
Senior Second Lien Secured, interest payable monthly, due October 15, 2008, net of warrant discount of $1,548 and $1,606, respectively	38,452	(1)
Other	1,002
	121,520
Less current maturities, net of unamortized discount $12 and $17 respectively	120,610
	$910

(1) This indebtedness was repaid in May 2004 in connection with the merger with CWEI, (see Note 8).  For historical information about this indebtedness, see Note 6 to our December 31, 2003 audited consolidated financial statements.

10.5% Senior Notes

In October 1997, we issued $200 million aggregate principal amount of 10.5% Senior Notes due October 15, 2004 (the “Notes”).  The Notes were sold at a discount and interest is payable April 15 and October 15 of each year.  The Notes are general unsecured senior obligations and rank equally in right of payment with all other senior indebtedness and senior in right of payment of all existing future subordinated indebtedness.  We have notified the holders of the Notes of our intent to redeem all of the Notes on July 15, 2004.

4.                                      Common Stock Warrants with Put Option

In 2002, we issued common stock warrants with put option that allowed the holders to purchase approximately 63,474 shares of common stock at a purchase price of $.0001 per share, exercisable at any time and subject to expiration on October 15, 2011.  The fair market value of the warrants at date of issuance was approximately $1.6 million.  These warrants had a put option associated with them that obligated us to purchase the warrants at their market value upon the occurrence of certain events.  The warrants were redeemed in May 2004 in connection with the merger with CWEI, (see Note 8).  The fair value of the warrants at March 31, 2004, was based on the redemption price paid in May 2004.

5.                                      Commitments and Contingencies

We are subject to extensive federal, state and local environmental laws and regulations.  These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.  Environmental expenditures are expensed or capitalized depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.  Liabilities for expenditures of a noncapital nature are expensed when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

Management recognizes a financial exposure that may require future expenditures presently existing for oil and gas properties and other operations.  Other long-term liabilities at March 31, 2004 include $159,000 for estimated future remedial actions and cleanup costs.  In the first quarter of 2004, we sold a lease for which we had accrued $300,000 for estimated future remedial actions.  As part of the purchase and sale agreement, the purchaser indemnified us and assumed this liability.  As of March 31, 2004, we have not been fined, cited or notified of any environmental violations, which would have a material adverse effect upon capital expenditures, earnings or the competitive position in the oil and gas industry.  However, management does recognize that by the very nature of our business, significant costs could be incurred to bring us into total compliance.  The amount of such future expenditures is not readily determinable due to several factors, including the unknown magnitude of possible contaminations, the unknown timing and extent of the corrective actions which may be required, the determination of our liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnifications from prior owners of the properties. It is reasonably possible this estimate could change materially in the near term.

On October 1, 2002, we entered into employment agreements with three executive officers.  If we terminate the executives without cause, and such termination is not due to disability, or death, or if the executives terminate their employment for good reason in accordance with the terms of the agreement, the agreement shall terminate and the executives shall be entitled to various benefits.  The employment agreements are effective October 1, 2002 and terminate September 30, 2005.  The agreements automatically renew for successive one-year periods beginning after September 30, 2005 unless otherwise canceled with written notice 90 days prior to the September 30 renewal date of each year.  Our total contingent liability under the employment agreements at March 31, 2004 is approximately $3.6 million.

We have issued severance agreements to several members of our management team. These severance agreements provide for three months to one year annual salary as severance, upon termination due to change in control (as defined by the agreement).  Our contingent liability under the severance agreements at March 31, 2004 is approximately $1.3 million.

In the normal course of our business, we are subject to pending or threatened legal actions; in the opinion of management, any such matters will be resolved without material effect on our operations, cash flow or financial position.

6.                                      Commodity Hedging and Derivative Financial Instruments

We, from time to time, use option contracts to mitigate the volatility of price changes on commodities we produce and sell, as well as to lock in prices to protect the economics related to certain capital projects and to satisfy covenant requirements.

During the years ended December 31, 2003 and 2002, we entered into commodity price derivative contracts as set forth below with respect to our 2002 through 2008 crude oil and natural gas production.  The derivative transactions are settled based upon the reported settlement prices on the NYMEX Light Sweet Crude and NYMEX Henry Hub.

	Volume in MMBtu	NYMEX Contract Price per MMBtu Collars			Fair Market Value as of March 31, 2004
Period	Per Day	Floor	Ceiling		(Liability)
June 2002 – May 2003(1)	6,000	$3.00		$5.70
June 2003 – August 2003(1)	5,500	$3.00		$4.90
September 2003 – December 2003(1)	5,500	$3.25		$6.15
January 2004 – March 2004(2)	5,500	$3.50		$7.25
April 2004 – June 2004	5,500	$4.00	$	N/A
December 24, 2003 – December 3, 2004	6,800	$4.00		$5.25
December 28, 2004 – December 5, 2005	6,800	$4.00		$5.25
December 27, 2005 – December 5, 2006	5,500	$4.00		$5.25
December 26, 2006 – December 5, 2007	5,000	$4.00		$5.25
December 26, 2007 – September 4, 2008	4,700	$4.00		$5.25
					$(14,499,000)

	Volume in Barrels	NYMEX Contract Price per Barrel Collars			Fair Market Value as of March 31, 2004
Period	Per Day	Floor	Ceiling		(Liability)
June 2002 – May 2003(1)	1,500	$21.00		$27.25
June 2003 – August 2003(1)	1,300	$21.00		$27.60
September 2003 – December 2003(1)	1,300	$21.00		$27.00
June 2003 – December 2003	1,300	$24.00	$	N/A
January 2004 – March 2004	1,300	$23.00		$28.95
January 2, 2004 – December 31, 2004	1,700	$23.00		$25.55
January 3, 2005 – December 30, 2005	1,800	$23.00		$25.55
January 2, 2006 – December 29, 2006	1,700	$23.00		$25.55
January 1, 2007 – December 31, 2007	1,500	$23.00		$25.55
January 1, 2008 – September 30, 2008	1,400	$23.00		$25.55
					$(5,328,000)

N/A - Floor only, no ceiling

(1) Settled as of December 31, 2003

(2) Settled as of March 31, 2004

At March 31, 2004, the outstanding contracts had a negative fair market value of $19.8 million, and accordingly, we recorded a liability for such amounts.  The fair market value is based on the NYMEX Light Sweet Crude and NYMEX Henry Hub futures contract prices for the outstanding contract months.

As required by our Amended and Restated Revolving Credit Agreement (See Note 6), we entered into a LIBOR swap agreement, which provides for a fixed LIBOR rate on a portion of this debt.  See table below.

Term		Principal Balance	Interest hedge Rate LIBOR		Fair Market Value as of March 31, 2004 (Liability)
November 1, 2003	November 1, 2004	$65,000,000	1.68	%(1)
November 1, 2004	November 1, 2005	$60,000,000	2.97	%(1)
November 1, 2005	November 1, 2006	$55,000,000	4.29	%(1)
November 1, 2006	November 1, 2007	$50,000,000	5.19	%(1)
November 1, 2007	November 1, 2008	$45,000,000	5.73	%(1)
					$(2,765,000)

(1) This represents the base LIBOR to which the applicable margin will be applied.

At March 31, 2004, the outstanding LIBOR swap agreements had a negative fair market value of approximately $2.8 million, and accordingly, we recorded a liability for such amounts.

We have not elected to use hedge accounting on the above noted instruments and therefore, we have marked to market these items and recorded all gains and losses through earnings.

For the three months ended March 31 2004, we have recorded approximately $10.1 million of net losses on commodity derivatives and $1.6 million for the LIBOR swap agreements.

7.                                      Disclosures About Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, other current assets and other current liabilities approximates fair value because of the short maturity of these instruments.

The carrying value and fair value of long-term debt are as follows (in thousand):

	March 31, 2004
	Carrying Amount	Fair Value
10.5% Senior notes, net of discount $12 and $17, respectively	$8,858	$8,870
Revolving Credit Agreement	$73,208	$73,208
Senior Second Lien Secured Credit Agreement, net of warrant discount $1,548 and $1,606	$38,452	$40,000
Other	$1,002	$1,002

The fair market value of the oil and gas collars at March 31, 2004 resulted in us recording a $19.8 million liability.

The fair market value of the outstanding LIBOR swap agreements at March 31, 2004 resulted in us recording a $2.8 million liability.

At March 31, 2004, the fair market value of the common stock warrants with put option approximates the carrying value.

8.                                      Subsequent Event

In May 2004, Southwest became a wholly owned subsidiary of Clayton Williams Energy, Inc., pursuant to an Agreement and Plan of Merger approved by the shareholders of Southwest.  Shareholders of Southwest received cash consideration of $45.01 per share, or $54.3 million in the aggregate, and holders of the warrants discussed in Note 4 received $45.01 per share, less the exercise price of the warrants, or $2.9 million in the aggregate.

In connection with the merger, Southwest’s indebtedness under the Revolving Credit Agreement and the Senior Second Lien Secured Credit Agreement was fully repaid, and we called for redemption on July 15, 2004, all outstanding 10.5% Senior Notes.  In addition, all unsettled derivatives at the date of closing were assigned to a counter-party designated by CWEI.

CLAYTON WILLIAMS ENERGY, INC.

PRO FORMA FINANCIAL INFORMATION

On May 21, 2004, Clayton Williams Energy, Inc. (“CWEI” or the “Company”) acquired through a merger all the outstanding common stock of Southwest Royalties, Inc. (“SWR”).  Prior to the acquisition, SWR was a privately-held, Midland-based energy company engaged in oil and gas exploration, production, development and acquisition activities in the United States.  Most of SWR’s properties are located in the Permian Basin of west Texas and southeastern New Mexico.

In connection with the acquisition, the Company paid $57.1 million to holders of SWR common stock and common stock warrants ($45.01 per share) and assumed and refinanced $113.9 million of SWR bank debt at closing.  In addition, the Company incurred approximately $9 million of merger-related costs, including (i) the assumption of SWR’s obligations to officers and employees of SWR pursuant to change of control arrangements and (ii) investment banking, legal, accounting and other direct transaction costs related to the acquisition.

In connection with the financing of the acquisition, CWEI sold 1,380,869 shares of its common stock to certain institutional investors at a price of $23.00 per share in a private placement transaction that raised approximately $29.9 million, net of transaction costs.  The Company used the proceeds to reduce long-term debt assumed from SWR and refinanced by CWEI in connection with the acquisition.

The following unaudited pro forma condensed financial statements show the pro forma effect of the acquisition and the related sale of common stock (the “Transactions”).  The unaudited pro forma condensed statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 assume the Transactions occurred on January 1, 2003.  The unaudited pro forma condensed balance sheet as of March 31, 2004 assumes the Transactions occurred on the balance sheet date.

The unaudited pro forma condensed financial statements have been prepared to provide an analysis of the financial effects of the Transactions.  These pro forma financial statements do not purport to represent what the financial position and results of operations of the combined company would have been had the Transactions actually occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations.

CLAYTON WILLIAMS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
March 31, 2004
(Dollars in thousands)

	CWEI Historical	SWR Historical	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,995	$11,794	$(500	) (a)	$19,289
Accounts receivable	18,537	7,977	—		26,514
Inventory	1,440	—	—		1,440
Deferred income taxes	1,514	—	—		1,514
Prepaids and other	1,675	597	—		2,272
	31,161	20,368	(500)		51,029

PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	680,841	252,013	(2,602	) (a)	930,252
Natural gas gathering and processing systems	16,838	—	—		16,838
Other	12,420	3,549	(178	) (a)	15,791
	710,099	255,562	(2,780)		962,881
Less accumulated depreciation, depletion and amortization	(512,623)	(159,018)	159,018	(a)	(512,623)
Property and equipment, net	197,476	96,544	156,238		450,258

OTHER ASSETS
Investments and other	3,604	4,290	(2,761	) (a)	9,133
			4,000	(c)
	$232,241	$121,202	$156,977		$510,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$41,849	$3,616	$—		$45,465
Current maturities of long-term debt	4,171	120,610	(111,740	) (a)	13,041
Fair value of derivatives	5,177	12,629	—		17,806
Accrued liabilities and other	2,760	3,934	(885	) (a)	5,809
	53,957	140,789	(112,625)		82,121

NON-CURRENT LIABILITIES
Long-term debt	51,406	910	179,509	(a)	205,930
			(29,895	) (b)
			4,000	(c)

Deferred income taxes	11,288	—	47,407	(a)	58,695
Other	9,821	20,136	(1,947	) (a)	28,010
	72,515	21,046	199,074		292,635

STOCKHOLDERS’ EQUITY (DEFICIT)	105,769	(40,633)	40,633	(a)	135,664
			29,895	(b)
	$232,241	$121,202	$156,977		$510,420

See Notes to Unaudited Pro Forma Condensed Financial Statements.

CLAYTON WILLIAMS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2004
(In thousands, except per share)

	CWEI Historical	SWR Historical	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
REVENUES
Oil and gas sales	$36,332	$14,767	$—		$51,099
Natural gas services	2,527	—	—		2,527
Other	—	66	—		66
Total revenues	38,859	14,833	—		53,692

COSTS AND EXPENSES
Lease operations	6,955	3,715	—		10,670
Exploration:
Abandonments and impairments	4,632	—	476	(d)	5,108
Seismic and other	1,925	—	—		1,925
Natural gas services	2,352	—	—		2,352
Depreciation, depletion and amortization	8,524	2,175	1,237	(e)	11,936
Accretion of abandonment obligations	175	168	—		343
General and administrative	3,301	1,348	23	(d)	4,672
Other	—	133	—		133
Total costs and expenses	27,864	7,539	1,736		37,139

Operating income	10,995	7,294	(1,736)		16,553

OTHER INCOME (EXPENSE)
Interest expense	(460)	(2,720)	177	(c)	(3,003)
Gain on sale of property and equipment	5	—	—		5
Change in fair value of derivatives	(3,093)	(11,704)	—		(14,797)
Market to market loss on common stock warrants	—	(1,214)	1,214	(f)	—
Interest and dividend income	—	38	—		38
Other	(124)	20	—		(104)
Total other income (expense)	(3,672)	(15,580)	1,391		(17,861)

Income (loss) before income taxes	7,323	(8,286)	(345)		(1,308)
Income tax expense (benefit)	2,510	50	(3,018	)(g)	(458)
Income (loss) from continuing operations	$4,813	$(8,336)	$2,673		$(850)

Income (loss) from continuing operations per common share:
Basic	$0.51				$(0.08)
Diluted	$0.50				$(0.08)

Weighted average common shares outstanding:
Basic	9,371		1,381		10,752
Diluted	9,720		1,381		11,101

See Notes to Unaudited Pro Forma Condensed Financial Statements.

CLAYTON WILLIAMS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Year Ended December 31, 2003
(In thousands, except per share)

	CWEI Historical	SWR Historical	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
REVENUES
Oil and gas sales	$163,032	$53,965	$—		$216,997
Natural gas services	8,758	—	—		8,758
Other	—	284	—		284
Total revenues	171,790	54,249	—		226,039

COSTS AND EXPENSES
Lease operations	28,239	16,134	—		44,373
Exploration:
Abandonments and impairments	35,120	—	578	(d)	35,698
Seismic and other	8,755	—	—		8,755
Natural gas services	8,279	—	—		8,279
Depreciation, depletion and amortization	40,284	8,185	5,901	(e)	54,370
Impairment of property and equipment	170	—	—		170
Accretion of abandonment obligations	651	698	—		1,349
General and administrative	10,934	8,830	170	(d)	19,934
Other	—	587	—		587
Total costs and expenses	132,432	34,434	6,649		173,515

Operating income	39,358	19,815	(6,649)		52,524

OTHER INCOME (EXPENSE)
Interest expense	(3,138)	(5,711)	(3,879	)(c)	(12,728)
Gain on sale of property and equipment	199	—	—		199
Change in fair value of derivatives	(1,593)	(14,139)	—		(15,732)
Gain on early extinguishment of debt	—	5,116	—		5,116
Interest and dividend income	—	140	—		140
Other	(1,662)	151	—		(1,511)
Total other income (expense)	(6,194)	(14,443)	(3,879)		(24,516)

Income (loss) before income taxes	33,164	5,372	(10,528)		28,008
Income tax expense (benefit)	10,515	—	(1,805	)(g)	8,710
Income (loss) from continuing operations	$22,649	$5,372	$(8,723)		$19,298

Income (loss) from continuing operations per common share:
Basic	$2.43				$1.80
Diluted	$2.38				$1.77

Weighted average common shares outstanding:
Basic	9,329		1,381		10,710
Diluted	9,509		1,381		10,890

See Notes to Unaudited Pro Forma Condensed Financial Statements.

CLAYTON WILLIAMS ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.                                      Basis of Presentation

The accompanying unaudited pro forma condensed financial statements present the pro forma effects of the acquisition of SWR and the related sale of common stock (the “Transactions”).  The unaudited pro forma condensed balance sheet is presented as though the Transactions occurred on March 31, 2004.  The unaudited pro forma condensed statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 are presented as though the Transactions occurred on January 1, 2003.

2.                                      Method of Accounting for the Acquisition

CWEI will account for the acquisition using the purchase method of accounting for business combinations.  Under this method of accounting, CWEI is deemed to be the acquirer for accounting purposes.  SWR’s assets and liabilities will be revalued under the purchase method of accounting and recorded at their estimated fair values.

3.                                      Pro Forma Adjustments Related to the Transactions

The unaudited pro forma condensed financial statements include the following preliminary adjustments related to the Transactions:

(a)                                  The purchase price adjustment in the balance sheet restates the historical values of SWR’s assets and liabilities to their estimated fair values as of March 31, 2004. The calculation of the preliminary purchase price and the preliminary allocation of this price to the acquired assets and liabilities are shown below.

	Elimination	Preliminary Purchase Price		Net
	of SWR Historical	Total	Allocation to Assets	Pro Forma Adjustment
	(In thousands)
Current assets	$(20,368)	$—	$19,868	$(500)
Property and equipment, at cost	(255,562)	—	252,782	(2,780)
Accumulated depreciation, depletion and amortization	159,018	—	—	159,018
Investments and other	(4,290)	—	1,529	(2,761)
	$(121,202)	$—	$274,179	$152,977

Current liabilities	$(140,789)	$28,164	$—	$(112,625)
Long-term debt	(910)	180,419	—	179,509
Deferred income taxes	—	47,407	—	47,407
Other non-current liabilities	(20,136)	18,189	—	(1,947)
Stockholders’ equity	40,633	—	—	40,633
	$(121,202)	$274,179	$—	$152,977

The following table sets forth the calculation of the preliminary purchase price for SWR (in thousands):

Acquisition of outstanding common stock and warrants	$57,139
Long-term debt assumed and refinanced by CWEI	113,949
Assumption of other non-current liabilities	18,189
Transaction costs incurred	9,331
Current liabilities assumed	28,164
Deferred income taxes	47,407
$274,179

In connection with the acquisition, CWEI paid $57.1 million to holders of SWR common stock and common stock warrants ($45.01 per share) and assumed and refinanced approximately $113.9 million of SWR bank debt at closing.  In addition to these amounts, the purchase price includes certain other costs incurred and liabilities assumed, as follows:

•                  Other non-current liabilities of SWR assumed by the Company include (i) $7.1 million of asset retirement obligations accounted for under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”, (ii) $10 million liability related to the fair value of derivative instruments, and (iii) $1.1 million of other liabilities.

•                  The Company incurred transaction costs related to the acquisition of approximately $9.3 million.  These costs consist of investment banking expenses, legal, accounting and other direct costs, including $5.1 million related to the assumption of SWR’s obligations to its officers and employees pursuant to change in control arrangements.  Post-acquisition compensation of SWR employees will be expensed.

•                  Deferred income taxes were computed based on the estimated differences between the allocated fair values and the tax basis of assets and liabilities.

•                  CWEI estimated the fair value of SWR’s current assets, other assets, current liabilities and other non-current liabilities to be equivalent to SWR’s historical net book value. Real estate was adjusted to an estimate of its current market value. The fair value of oil and gas properties was determined based on the preliminary purchase price, net of the fair values of other assets acquired and liabilities assumed.

(b)                                 In connection with the financing of the acquisition, CWEI sold 1,380,869 shares of its common stock to certain institutional investors at a price of $23.00 per share in a private placement transaction that raised approximately $29.9 million, net of transaction costs.  The Company used the proceeds to reduce long-term debt assumed from SWR and refinanced by CWEI in connection with the acquisition.

(c)                                  Interest expense increased as a result of CWEI borrowing approximately $150.5 million in conjunction with the acquisition, net of proceeds from the equity offering discussed above.  Of this amount, $50 million was advanced from a Senior Term Credit Facility and the balance was provided under a Revolving Credit Facility.  Since the interest rates on the new debt are variable, the interest rates used to compute the additional interest expense on the incremental borrowings were determined by applying the applicable margins from the Senior Term Credit Facility and the Revolving Credit Facility to the historical LIBOR rates.  A 12.5 basis point variance in the LIBOR rates would change the pro forma interest expenses by approximately $19,000 per year.  Bank fees of $4 million were incurred to obtain these new loan facilities.  Pro forma interest expense includes amortization of these loan fees.  The pro forma balance sheet reflects an increase in other assets and long-term debt related to these fees.

(d)                                 Adjustments were required to expense certain items under the successful efforts method of accounting utilized by CWEI that were previously capitalized by SWR under the full cost method of accounting.  These costs were principally associated with exploratory dry holes.  SWR also previously capitalized as development cost a portion of its internal costs associated with geological and engineering staff which are expensed under the successful efforts method of accounting.

(e)                                  The increase in the cost basis assigned to SWR’s oil and gas properties resulted in an increase in depreciation, depletion and amortization expense.

(f)                                    Common stock warrants of SWR were redeemed in connection with the acquisition.

(g)                                 The income tax provision was adjusted for the tax effect of the pro forma adjustments and for the pro forma tax provision (benefit) related to SWR’s historical pre-tax income (loss), estimated at a 35% effective tax rate.

The purchase price for SWR and the related allocation of the purchase price to the assets acquired is preliminary.  The Company is continuing to gather information concerning the estimated fair value of certain assets and liabilities as of the acquisition date and may adjust its preliminary estimates based on this information.  Any such adjustments may be material.  The primary accounts subject to adjustment include deferred income taxes, property and equipment and liability contingencies.  The Company expects to finalize its valuation estimates by December 31, 2004.

4.                                      Application of Recently Issued Accounting Standards on Intangible Assets

In its recent review of registrants’ filings, the staff of the SEC has questioned the applicability of SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”) to lease agreements and drilling rights commonly utilized in the oil and gas industry.  If applicable, SFAS 142 could require oil and gas companies to separately report on their balance sheets the costs of proved and unproved leasehold and mineral interests acquired after June 30, 2001, including related accumulated depletion, as intangible assets and provide related intangible asset disclosures.  Oil and gas companies have generally included leasehold costs in the property and equipment caption on the balance sheet since the value of the proved leases is inseparable from the value of the related oil and gas reserves, and since the costs of unproved leasehold and mineral interests are regularly evaluated for impairment based on lease terms and drilling activity.  The Emerging Issues Task Force has recently added this issue to its agenda.

Historically, CWEI and SWR have included oil and gas lease acquisition costs as a component of oil and gas properties.  In the event it is determined that costs associated with mineral rights are required to be classified as intangible assets, a substantial portion of the pro forma capitalized oil and gas property costs would be separately classified in the pro forma balance sheet as intangible assets.  The reclassification of these amounts would not affect the method in which such costs are amortized or the manner in which the Company assesses impairment of capitalized costs.  As a result, net income would not be affected by the reclassification.

5.                                      Derivatives

The following summarizes information concerning CWEI’s and SWR’s pro forma combined net positions in open derivatives applicable to periods subsequent to March 31, 2004.

Swaps:

	Oil
	Bbls	Price
Production Period:
2nd Quarter 2004	150,000	$31.53
3rd Quarter 2004	150,000	$31.53
4th Quarter 2004	150,000	$31.53

	450,000

Floors:

	Gas		Oil
	MMBtu	Floor	Bbls	Floor
Production Period:
1st Quarter 2005	1,800,000	$4.50	117,000	$28.00
2nd Quarter 2005	1,820,000	$4.50	118,300	$28.00
3rd Quarter 2005	1,840,000	$4.50	119,600	$28.00
4th Quarter 2005	1,840,000	$4.50	119,600	$28.00

	7,300,000		474,500

Collars:

	Gas			Oil
	MMBtu	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
2nd Quarter 2004	2,500,000	$4.20	$5.28	184,000	$23.00	$25.46
2nd Quarter 2004	759,000	$4.00	$5.24
3rd Quarter 2004	2,220,000	$4.20	$5.28	179,000	$23.00	$25.46
3rd Quarter 2004	718,000	$4.00	$5.24
4th Quarter 2004	690,000	$4.20	$5.28	175,000	$23.00	$25.46
4th Quarter 2004	685,000	$4.00	$5.24
1st Quarter 2005	649,000	$4.00	$5.23	170,000	$23.00	$25.41
2nd Quarter 2005	630,000	$4.00	$5.23	168,000	$23.00	$25.41
3rd Quarter 2005	607,000	$4.00	$5.23	165,000	$23.00	$25.41
4th Quarter 2005	588,000	$4.00	$5.23	162,000	$23.00	$25.41
2006	2,024,000	$4.00	$5.21	613,000	$23.00	$25.32
2007	1,831,000	$4.00	$5.18	562,000	$23.00	$25.20
2008	1,279,000	$4.00	$5.15	392,000	$23.00	$25.07

	15,180,000			2,770,000

Interest Derivatives:

	Principal Balance	Libor Rates
Period:
November 1, 2003 to November 1, 2004	$65,000,000	1.68%
November 1, 2004 to November 1, 2005	$60,000,000	2.97%
November 1, 2005 to November 1, 2006	$55,000,000	4.29%
November 1, 2006 to November 1, 2007	$50,000,000	5.19%
November 1, 2007 to November 1, 2008	$45,000,000	5.73%

6.                                      Non-Recurring Expenses

The pro forma statement of operations for the three months ended March 31, 2004 includes $335,000 of general and administrative expenses for legal, accounting and professional fees related to the Transactions.  The pro forma statement of operations for the year ended December 31, 2003 includes $3.9 million of general and administrative expenses for stock-based employee compensation and legal, accounting and professional fees related to the Transactions.

7.                                      Supplemental Pro Forma Information Regarding Oil and Gas Operations

The following table sets forth the proved oil and gas reserves, together with the changes therein, of CWEI, SWR and the combined company on a pro forma basis for the year ended December 31, 2003.  Oil is shown in MBbls, gas is shown in MMcf, and oil is converted to MMcfe at six MMcf per MBbl.

	CWEI			SWR			Pro Forma Combined
	Oil	Gas	MMcfe	Oil	Gas	MMcfe	Oil	Gas	MMcfe
Proved reserves:
Beginning of period	11,884	86,912	158,216	20,536	68,368	191,584	32,420	155,280	349,800
Revisions	(84)	(7,323)	(7,827)	(1,253)	7,741	223	(1,337)	418	(7,604)
Extensions and discoveries	274	8,024	9,668	353	5,783	7,901	627	13,807	17,569
Sales of minerals-in-place	—	—	—	(302)	(1,275)	(3,087)	(302)	(1,275)	(3,087)
Purchases of minerals-in-place	—	—	—	35	25	235	35	25	235
Production	(1,739)	(24,697)	(35,131)	(1,036)	(4,862)	(11,078)	(2,775)	(29,559)	(46,209)
End of period	10,335	62,916	124,926	18,333	75,780	185,778	28,668	138,696	310,704

Proved developed reserves:
Beginning of period	9,349	76,224	132,318	15,659	49,102	143,056	25,008	125,326	275,374
End of period	9,349	62,514	118,606	13,790	49,434	132,174	23,139	111,948	250,780

The standardized measure of discounted future net cash flows relating to the proved reserves for CWEI, SWR and the combined company on a pro forma basis as of December 31, 2003 is as follows:

	CWEI	SWR	Pro Forma Combined
	(In thousands)

Future cash inflows	$667,896	$986,346	$1,654,242
Future costs:
Production, development and abandonment costs	(202,980)	(378,948)	(581,928)
Income taxes	(118,869)	(189,678)	(308,547)
Future net cash flows	346,047	417,720	763,767
10% discount factor	(93,067)	(230,202)	(323,269)
Standardized measure of discounted net cash flows	$252,980	$187,518	$440,498

Changes in the standardized measure of discounted future net cash flows relating to the proved reserves of CWEI, SWR and the combined company on a pro forma basis for the year ended December 31, 2003 is as follows:

	CWEI	SWR	Pro Forma Combined
	(In thousands)

Standardized measure, beginning of period	$293,698	$182,853	$476,551
Net changes in sales prices, net of production costs	28,745	38,985	67,730
Revisions of quantity estimates	(21,212)	375	(20,837)
Accretion of discount	38,252	27,304	65,556
Changes in future development costs, including development costs incurred during the year that reduced future development costs	10,106	(11,304)	(1,198)
Changes in production rates (timing) and other	(5,938)	(5,505)	(11,443)
Net change in income taxes	10,282	(20,642)	(10,360)
Future abandonment cost, net of salvage	(3,579)	—	(3,579)
Extensions and discoveries	37,419	16,845	54,264
Sales, net of production costs	(134,793)	(37,831)	(172,624)
Sales of minerals in place	—	(3,972)	(3,972)
Purchases of minerals-in-place	—	410	410

Standardized measure, end of period.	$252,980	$187,518	$440,498